        BIRK S. McCANDLESS, LLC

        AND

        INFORMIX CORPORATION

        LEASE

SUMMARY OF LEASE

McCANDLESS TOWERS TWO


1.  DATE OF LEASE:

2.  LANDLORD:           Birk S. McCandless, LLC
                        3945 Freedom Circle, Suite 640
                        Santa Clara, California  95054

3.  TENANT:             Informix Corporation,
                        a Delaware corporation

4.  PREMISES:           3965 Freedom Circle
                        Santa Clara, California

5.  SQUARE FEET:        207,650 sq. ft.

6.  PERMITTED USE:      General office, software development, research
                        and development, training and large-meeting purposes, catered events, occasional retail sales other than to the general public, incidental services to be provided primarily to Tenant's employees working in the Premises, including (i) retail sales, (ii) food services, (iii) vending machines, and (iv) kitchens and other legal uses related thereto

7.  TERM:               Fifteen (15) years

    (a) SCHEDULED
        COMMENCEMENT
        DATE:           April 1, 1998

    (b) SCHEDULED
        EXPIRATION
        DATE:           March 31, 2013

8.  RENT:

                        (a) BASIC RENT: See Section 5(a)

                        (b) TENANT'S ESTIMATED SHARE OF
                            COMMON AREA CHARGES: See Section 16

9.  SECURITY DEPOSIT:    None

10. PARKING SPACES
    PROVIDED:            See Section 15

11. OTHER IMPORTANT
    PROVISIONS:          Early Access Tenant Access During Term
                         Option to Extend Term First right to
                         Purchase Landlord's Restaurant Option
                         Sidewalk Easement Easement
EXHIBITS:

A   -- Premises
B   -- Land
C   -- Shell Improvements Work Letter Agreement
       C-1 -- Shell Improvement Plans
D   -- Tenant Improvements Work Letter Agreement

       D-1 -- Schedule of Critical Dates
       D-2 -- Construction Contract
       D-3 -- Security Agreements
E   -- Sign Plans
F-1 -- Restaurant Space (First Floor)
F-2 -- Restaurant Space (Lower Floor)
G   -- Form of Subordination, Non-Disturbance and Attornment Agreement


THIS SUMMARY OF LEASE IS INTENDED TO SUMMARIZE CERTAIN KEY PROVISIONS IN THE ATTACHED LEASE. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS SUMMARY AND THE LEASE, THE PROVISIONS OF THE LEASE SHALL GOVERN.

TABLE OF CONTENTS


ITEM

1.   USE
2.   TERM
3.   POSSESSION
4.   MONTHLY RENT
5.   ADJUSTMENT OF BASIC RENT
6.   RESTRICTION ON USE
7.   COMPLIANCE WITH LAWS
8.   ALTERATIONS
9.   REPAIR AND MAINTENANCE
10.  LIENS
11.  INSURANCE
12.  UTILITIES AND SERVICE
13.  TAXES AND OTHER CHARGES
14.  ENTRY BY LANDLORD
15.  COMMON AREA; PARKING
16.  COMMON AREA CHARGES
17.  DAMAGE BY FIRE; CASUALTY
18.  INDEMNIFICATION
19.  ASSIGNMENT AND SUBLETTING
20.  DEFAULT
21.  LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT
22.  EMINENT DOMAIN
23.  NOTICE AND COVENANT TO SURRENDER
24.  TENANT'S QUITCLAIM
25.  HOLDING OVER
26.  SUBORDINATION
27.  CERTIFICATE OF ESTOPPEL
28.  SALE BY LANDLORD
29.  ATTORNMENT TO LENDER OR THIRD PARTY
30.  DEFAULT BY LANDLORD
31.  CONSTRUCTION CHANGES
32.  MEASUREMENT OF PREMISES
33.  ATTORNEY FEES
34.  SURRENDER
35.  WAIVER
36.  EASEMENTS; AIRSPACE RIGHTS
37.  RULES AND REGULATIONS
38.  NOTICES
39.  NAME
40.  GOVERNING LAW; SEVERABILITY
41.  DEFINITIONS
42.  TIME
43.  INTEREST ON PAST DUE OBLIGATIONS; LATE CHARGE

44.  ENTIRE AGREEMENT
45.  CORPORATE AUTHORITY
46.  RECORDING
47.  REAL ESTATE BROKERS
48.  EXHIBITS AND ATTACHMENTS
49.  ENVIRONMENTAL MATTERS
50.  SIGNAGE
51.  SUBMISSION OF LEASE
52.  TENANT IMPROVEMENTS
53.  ADDITIONAL RENT
54.  EARLY ACCESS
55.  TENANT ACCESS DURING TERM
56.  OPTION TO EXTEND TERM
57.  FIRST RIGHT TO PURCHASE
58.  LANDLORD'S RESTAURANT OPTION
59.  REASONABLENESS
60.  LANDLORD'S REPRESENTATIONS
61.  SIDEWALK EASEMENT
62.  EASEMENT
63.  McCANDLESS FITNESS CENTER

LEASE

        THIS LEASE is made this _____ day of ______________________, 1996, by and between BIRK S. MCCANDLESS, LLC, a California limited liability company ("Landlord"), and INFORMIX CORPORATION, a Delaware corporation ("Tenant").


        W I T N E S S E T H :


        Landlord leases to Tenant and Tenant leases from Landlord those certain premises as specified in Exhibit A (the "Premises") including the Shell Improvements related thereto and Tenant Improvements to be constructed therein as specified in Section 52 herein which shall consist of approximately two hundred seven thousand six hundred fifty (207,650) square feet on floors 1-11 and the additional space on the lower level floor outlined in red on Exhibit A hereto, subject to reduction as provided in Section 58 below and subject to adjustment in accordance with Section 32 herein. As used herein the term "Project" shall mean and include all of the land (the "Land") described in Exhibit B and all the buildings, improvements, fixtures and equipment now or hereafter situated on said land.

        Tenant and Landlord each covenant, as a material part of the consideration of this lease, to perform and observe each and all of the terms, covenants and conditions set forth below, and this lease is made upon the condition of such performance and observance.

        1.     USE

               Subject to the restrictions contained in Section 6 hereof, Tenant may only use the Premises for general office, software development, research and development, training and large-meeting purposes, catered events, occasional retail sales other than to the general public, incidental services to be provided primarily to Tenant's employees working in the Premises, including (i) retail sales, (ii) food services, (iii) vending machines, and (iv) kitchens and other legal uses related



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

thereto and shall not use or permit the Premises to be used for any other purpose.

        2.     TERM

               (a) The term shall be for fifteen (15) years (unless sooner terminated as hereinafter provided) and, subject to Sections 2(b) and 3, shall commence on April 1, 1998 and end on March 31, 2013. The "Scheduled Commencement Date" for purposes of this lease is April 1, 1998.

               (b) The term of the lease shall commence on the date ("Lease Commencement Date") that possession of the Premises is deemed tendered by Landlord to Tenant, provided that possession of the Premises shall not be deemed tendered and the term shall not commence until the earlier of:

                      (1) Occupancy of the Premises by any of Tenant's operating personnel; or

                      (2) The later of (x) April 1, 1998 or (y) Substantial Completion (as defined in Exhibit C and Exhibit D) of all work to be done by Landlord pursuant to Exhibit C and Exhibit D to this lease, exclusive of telephones or other communication systems and punchlist items, or, if Landlord is prevented from or delayed in completing its work under Exhibit C and/or Exhibit D to this lease due to Tenant Caused Delays as specified in Exhibit C and Exhibit D, then upon the date by which such work would have been substantially completed but for such Tenant Caused Delays (but not earlier than April 1, 1998).

        3.     POSSESSION

               (a) Except as specifically set forth herein, if Landlord for any reason other than Landlord default cannot deliver possession of the Premises to Tenant by the Scheduled Commencement Date, this lease shall not be void or voidable, Landlord shall not be liable to Tenant for any loss or damage on account thereof and, unless Landlord's failure to deliver possession of the Premises to Tenant by the Scheduled Commencement Date is caused by Tenant caused delays as defined in Exhibit C and/or Exhibit D to this lease, Tenant shall not be liable for rent until the commencement of the term is determined in accordance with Section 2(b). If the term commences on a date other than the Scheduled Commencement Date,




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

then the parties shall immediately execute an amendment to this lease stating the actual date of commencement and the revised expiration date. The expiration date of the term shall be extended by the same number of days that Tenant's possession of the Premises was delayed from that set forth in Section 2(a).

               (b) Tenant's inability or failure to take possession of the Premises when delivery is tendered by Landlord (with the improvements to be done pursuant to Exhibit C and Exhibit D to this lease substantially completed) shall not delay the commencement of the term of this lease or Tenant's obligation to pay rent. Tenant acknowledges that Landlord shall incur significant expenses upon the execution of this lease, even if Tenant never takes possession of the Premises, including without limitation brokerage commissions and fees, legal and other professional fees, the costs of space planning and the costs of construction of the Shell Improvements and the Tenant Improvements. Tenant acknowledges that all of said expenses shall be included in measuring Landlord's damages should Tenant breach the terms of this lease.

               (c) On or before December 31, 1996, Landlord shall deliver to Tenant (i) a policy of title insurance (or a copy of the recorded grant deed and title insurance commitment) indicating that Landlord holds the undivided fee simple title to the Land and (ii) evidence reasonably satisfactory to Tenant that Landlord has closed a construction loan in an amount sufficient to allow Landlord to fulfill its obligations set forth in Exhibit C to this Lease. If Landlord fails to fulfill such requirement, subject to the extension of time permitted by Section 3(e) below, Tenant shall have the right to terminate this Lease within ten (10) days after the expiration of the specified time period, as it may have been extended pursuant to Section 3(e) below, by giving Landlord written notice ("First Cancellation Notice") of such election to terminate within ten (10) days following the expiration of such time period. If Tenant gives Landlord the First Cancellation Notice as specified in the preceding sentence, Landlord may cause such Notice to be void and of no force or effect if Landlord acquires title to the Land on or before January 15, 1997, in which case this lease shall remain in full force and effect and Landlord shall have until March 15, 1997 to close a construction loan for construction of the Shell Improvements and Tenant Improvements as contemplated herein (evidenced by a




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

fully executed loan agreement between Landlord and the construction lender with no conditions to enforceability of the agreement, a copy of which shall be provided by Landlord to Tenant). If Landlord fails to close the construction loan as required in the preceding sentence on or before March 15, 1997, subject to the extension of time permitted by Section 3(e) below, then Landlord and Tenant shall each have the right to terminate this Lease within ten (10) days after the expiration of the specified time period, as it may have been extended pursuant to Section 3(e) below, by giving written notice to the other of such election to terminate within ten (10) days following the expiration of such time period.

               (d) If Landlord fails to deliver the Premises to Tenant with all conditions to commencement of the term of this Lease satisfied, including, without limitation, fulfillment of the obligations set forth in Exhibits C and D hereto, within one hundred five (105) days (subject to extension as set forth in Section 3(e) below) after March 31, 1998, the scheduled delivery date of the Premises, then Tenant shall receive one day of free rent for every day of delay beyond such 105-day period (as extended by Section 3(e) below) to the date of lease commencement, which free rent shall commence on the Lease Commencement Date.

               (e) The time periods in which Landlord is required to satisfy the conditions described in Sections 3(c), 3(d) and 3(f) respectively, will be extended day-for-day for Tenant-caused delay (as defined in Exhibit C and/or D to this Lease) and delay caused by Force Majeure, provided that Landlord shall notify Tenant within the applicable time period that such time period has been extended based on such a delay, giving the reason for the delay, and specifying the number of days of delay. Landlord must then meet the requirements imposed by
Section 3(c), Section 3(d) or Section 3(f) as applicable, within such extended period.

               (f) If Landlord fails to deliver the Premises to Tenant with all conditions to commencement of the term of this Lease satisfied, including without limitation, fulfillment of the obligations set forth in Exhibits C and D hereto, within nine (9) months after March 31, 1998, the scheduled delivery date of the Premises (subject to extension as set forth in Section 3(e) above), then Tenant shall have the right to terminate this




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

Lease, effective upon written notice delivered to Landlord within ten (10) days following expiration of such period.

               (g) If either Landlord or Tenant elect to terminate this Lease pursuant to their specified rights set forth in Section 3(c), or Section 3(f), then Landlord shall immediately deliver to Tenant all sums previously paid by Tenant to Landlord in connection with this Lease and this lease shall be deemed void and of no force or effect and the parties shall have no further obligation or liability to each other and neither party shall have any claim for damages against the other. If the Account identified in Paragraph 6(e) of Exhibit D hereto has been established, Landlord or Landlord's lender, as the case may be, shall immediately execute any document reasonably required by Tenant in order to release the funds in such account into Tenant's sole custody, together with any and all interest earned on such funds.

               (h) The term "Force Majeure" shall mean acts of God, strikes, lockouts, labor troubles, inability to procure labor or materials, fire, accident, riot, civil commotion, laws or regulations of general applicability, acts of any third party, or any cause that is not due to Landlord's negligence or willful misconduct or any cause that is beyond Landlord's reasonable control, provided that the term "Force Majeure" shall not include financial inability, regardless of the cause of such financial inability.

        4.  MONTHLY RENT

               (a) Basic Rent. Tenant shall pay to Landlord as basic rent for the Premises, in monthly installments in advance on or before the first day of the first full calendar month of the term and on or before the first day of each and every successive calendar month the amounts specified in Section 5(a) below. Basic rent for any partial month shall be payable in advance and shall be prorated based on the actual number of days during the lease term occurring in such month divided by the total number of days in such month.

               (b) Common Area Charges. In addition to the above basic rent and as additional rent, Tenant shall pay to Landlord, subject to adjustments and reconciliation as provided in Section 16 of this lease, the sum of Eighty-Three Thousand Sixty Dollars ($83,060.00) per month on or before the first day of the first




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

full calendar month of the term and on the first day of each and every successive calendar month, said sum representing Tenant's estimated payment of its percentage share of common area charges as provided for in Section 16 of this lease. Payment of common area charges for any partial month shall be payable in advance and shall be prorated based on the actual number of days during the lease term occurring in such month divided by the total number of days in such month.

               (c) Manner and Place of Payment. All payments of basic rent and common area charges shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, at the office of Landlord at 3945 Freedom Circle, Suite 640, Santa Clara, California 95054, or to such other person or place as Landlord may from time to time designate in writing.

               (d) First Month's Rent. Within five (5) days following Tenant's receipt of written notice (accompanied by an owner's title policy substantiating such notice or a copy of the recorded grant deed and title insurance commitment) that Landlord has acquired the Land, Tenant shall deposit with Landlord the sum of Three Hundred Sixty-Three Thousand Three Hundred Eighty-Seven and 50/100 Dollars ($363,387.50) to be applied against the basic rent for the first lease month of the term.

               (e)    Security Deposit.  None.

        5.     SCHEDULE OF BASIC RENT PAYMENTS

               (a) The monthly basic rent provided for in Section 4(a) shall be adjusted periodically and the monthly basic rent for each period shall be as set forth below:

               Lease Months 1-12:

               $363,387.50 per month

               Lease Months 13-24:

               The monthly basic rent shall be adjusted on the first (1st) day of the thirteenth (13th) Lease Month by making the CPI Adjustment as defined in
Section 5(b) below and Tenant shall thereafter pay the increased amount of monthly basic rent



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

as adjusted through the last day of the twenty-fourth (24th) Lease Month; provided, however, in no event shall the increase in the monthly basic rent be less than three and five-tenths percent (3.5%) or more than six and five-tenths percent (6.5%) of the monthly basic rent for the twelfth (12th) Lease Month.

               Lease Months 25-36:

               The monthly basic rent shall be adjusted on the first (1st) day of the twenty-fifth (25th) Lease Month by making the CPI Adjustment as defined in Section 5(b) below and Tenant shall thereafter pay the increased amount of monthly basic rent as adjusted through the last day of the thirty-sixth (36th) Lease Month; provided, however, in no event shall the increase in the monthly basic rent be less than three and five-tenths percent (3.5%) or more than six and five-tenths percent (6.5%) of the monthly basic rent for the twenty-fourth
(24th) Lease Month.

               Lease Months 37-48:

               The monthly basic rent shall be adjusted on the first (1st) day of the thirty-seventh (37th) Lease Month by making the CPI Adjustment as defined in Section 5(b) below and Tenant shall thereafter pay the increased amount of monthly basic rent as adjusted through the last day of the forty-eighth (48th) Lease Month; provided, however, in no event shall the increase in the monthly basic rent be less than three and five-tenths percent (3.5%) or more than six and five-tenths percent (6.5%) of the monthly basic rent for the thirty-sixth
(36th) Lease Month.

               Lease Months 49-60:

               The monthly basic rent shall be adjusted on the first (1st) day of the forty-ninth (49th) Lease Month by making the CPI Adjustment as defined in
Section 5(b) below and Tenant shall thereafter pay the increased amount of monthly basic rent as adjusted through the last day of the sixtieth (60th) Lease Month; provided, however, in no event shall the increase in the monthly basic rent be less than three and five-tenths percent (3.5%) or more than six and five-tenths percent (6.5%) of the monthly basic rent for the forty-eighth (48th) Lease Month.

               Lease Months 61-72:



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

               The monthly basic rent shall be adjusted on the first (1st) day of the sixty-first (61st) Lease Month to ninety percent (90%) of the then-prevailing market rate for five (5) year leases, determined in accordance with Section 5(c) below; provided that in no event shall the monthly basic rent for this period be less than the monthly basic rent in effect for the sixtieth
(60th) Lease Month nor greater than one hundred ten percent (110%) of such amount.

               Lease Months 73-84:

               The monthly basic rent shall be adjusted on the first (1st) day of the seventy-third (73rd) Lease Month by making the CPI Adjustment as defined in Section 5(b) below and Tenant shall thereafter pay the increased amount of monthly basic rent as adjusted through the last day of the eighty-fourth (84th) Lease Month; provided, however, in no event shall the increase in the monthly basic rent be less than three and five-tenths percent (3.5%) or more than six and five-tenths percent (6.5%) of the monthly basic rent for the seventy-second
(72nd) Lease Month.

               Lease Months 85-96:

               The monthly basic rent shall be adjusted on the first (1st) day of the eighty-fifth (85th) Lease Month by making the CPI Adjustment as defined in Section 5(b) below and Tenant shall thereafter pay the increased amount of monthly basic rent as adjusted through the last day of the ninety-sixth (96th) Lease Month; provided, however, in no event shall the increase in the monthly basic rent be less than three and five-tenths percent (3.5%) or more than six and five-tenths percent (6.5%) of the monthly basic rent for the eighty-fourth
(84th) Lease Month.

               Lease Months 97-108:

               The monthly basic rent shall be adjusted on the first (1st) day of the ninety-seventh (97th) Lease Month by making the CPI Adjustment as defined in Section 5(b) below and Tenant shall thereafter pay the increased amount of monthly basic rent as adjusted through the last day of the one hundred eighth (108th) Lease Month; provided, however, in no event shall the increase in the monthly basic rent be less than three and five-



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tenths percent (3.5%) or more than six and five-tenths percent (6.5%) of the monthly basic rent for ninety-sixth (96th) Lease Month.

               Lease Months 109-120:

               The monthly basic rent shall be adjusted on the first (1st) day of the one hundred ninth (109th) Lease Month by making the CPI Adjustment as defined in Section 5(b) below and Tenant shall thereafter pay the increased amount of monthly basic rent as adjusted through the last day of the one hundred twentieth (120th) Lease Month; provided, however, in no event shall the increase in the monthly basic rent be less than three and five- tenths percent (3.5%) or more than six and five-tenths percent (6.5%) of the monthly basic rent for the one hundred eighth (108th) Lease Month.

               Lease Months 121-132:

               The monthly basic rent shall be adjusted on the first (1st) day of the one hundred twenty-first (121st) Lease Month to ninety percent (90%) of the then-prevailing market rate for five (5) year leases, as determined in accordance with Section 5(c) below; provided that in no event shall the monthly basic rent for this period be less than the monthly basic rent in effect for the one hundred twentieth (120th) Lease Month.

               Lease Months 133-144:

               The monthly basic rent shall be adjusted on the first (1st) day of the one hundred thirty-third (133rd) Lease Month by making the CPI Adjustment as defined in Section 5(b) below and Tenant shall thereafter pay the increased amount of monthly basic rent as adjusted through the last day of the one hundred forty- fourth (144th) Lease Month; provided, however, in no event shall the increase in the monthly basic rent be less than three and five-tenths percent (3.5%) or more than six and five-tenths percent (6.5%) of the monthly basic rent for the one hundred thirty-second (132nd) Lease Month.

               Lease Months 145-156:

               The monthly basic rent shall be adjusted on the first (1st) day of the one hundred forty-fifth (145th) Lease Month by making the CPI Adjustment as defined in Section 5(b) below and



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

Tenant shall thereafter pay the increased amount of monthly basic rent as adjusted through the last day of the one hundred fifty- sixth (156th) Lease Month; provided, however, in no event shall the increase in the monthly basic rent be less than three and five-tenths percent (3.5%) or more than six and five-tenths percent (6.5%) of the monthly basic rent for the one hundred forty-fourth (144th) Lease Month.

               Lease Months 157-168:

               The monthly basic rent shall be adjusted on the first (1st) day of the one hundred fifty-seventh (157th) Lease Month by making the CPI Adjustment as defined in Section 5(b) below and Tenant shall thereafter pay the increased amount of monthly basic rent as adjusted through the last day of the one hundred sixty-eighth (168th) Lease Month; provided, however, in no event shall the increase in the monthly basic rent be less than three and five-tenths percent (3.5%) or more than six and five-tenths percent (6.5%) of the monthly basic rent for the one hundred fifty-sixth (156th) Lease Month.

               Lease Months 169-180:

               The monthly basic rent shall be adjusted on the first (1st) day of the one hundred sixty-ninth (169th) Lease Month by making the CPI Adjustment as defined in Section 5(b) below and Tenant shall thereafter pay the increased amount of monthly basic rent as adjusted through the last day of the one hundred eightieth (180th) Lease Month; provided, however, in no event shall the increase in the monthly basic rent be less than three and five-tenths percent (3.5%) or more than six and five-tenths percent (6.5%) of the monthly basic rent for the one hundred sixty-eighth (168th) Lease Month.

               (b) The "CPI Adjustment" as used in this lease shall mean to increase the amount of monthly basic rent as of the applicable adjustment date to the amount determined by multiplying the amount of the monthly basic rent for the lease month immediately preceding the adjustment date (e.g. if the adjustment date is the 1st day of the 13th lease month you use the monthly basic rent for the 12th lease month) by the CPI Factor. The "CPI Factor" is determined by dividing the Consumer Price Index for All Urban Consumers (base year 1984 =
100) for San Francisco-Oakland-San Jose, Metropolitan Area published by the United States Department of Labor, Bureau of

Labor Statistics ("Index"), which is published for the calendar month immediately preceding the applicable adjustment date ("Extension Index") by the Index published for the calendar month that is twelve months prior to the Extension Index.

               (c) The market rent adjustments on the first (1st) day of the sixty-first (61st) and one hundred twenty-first (121st) Lease Months will be established based on full fair market rent for the Premises, without taking into account Tenant's specific use of the Premises, consideration of Tenant funding the initial construction of the Tenant Improvements, or amortization of any capital expenditures then included in common area charges but otherwise taking into account the terms of the lease (including scheduled adjustments of rent) and the condition of the Premises. The full fair market rent shall mean the monthly rent (triple net) then obtained for five (5) year leases of comparable terms for rental space (not less than 50,000 square feet) in comparable buildings. With respect to the market rent adjustments made on the first (1st) day of the sixty-first (61st) and one hundred twenty-first (121st) Lease Months, Landlord shall notify Tenant of the amount which Landlord believes to be the then-prevailing market rent no later than the 60th day prior to the date on which each such adjustment is to be made. If Tenant does not agree that the amount stated in Landlord's notice is the then- prevailing market rate, and Landlord and Tenant cannot agree on the market rate within ten (10) days after Landlord's notice to Tenant of its initial opinion as to the then-prevailing market rent (the "Rent Negotiation Period"), the then-prevailing fair market rental rate shall be determined by appraisal by MAI appraiser(s), all of whom shall be licensed in the State of California and shall have at least ten (10) years experience in appraising commercial real estate of the same type and use and in the same geographic area as the Premises, shall be appointed and shall act in accordance with the following procedures:

                   (i) Within ten (10) days after the end of the Rent Negotiation Period, Landlord and Tenant shall agree upon an appraiser meeting the above qualifications and if they cannot so agree then each of them shall designate a qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the other party. If either party fails to select an appraiser within the ten (10) day period, the appraiser selected by the other party shall be deemed selected by both parties and no other appraiser shall be



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selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser. If the two appraisers fail to select a third qualified appraiser within ten (10) days of their selection, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

                   (ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the market rent for the Premises within fifteen (15) days following his selection, which appraisal shall be conclusively determinative and binding on the parties as the then-prevailing market rent for purposes of this Section 5(c).

                   (iii) If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the market rent for the Premises as of the commencement date of the extended term by the agreement of at least two (2) of the appraisers.

                   (iv) If two (2) or more of the appraisers agree on the market rate for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notifying both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the market rent for the Premises within thirty (30) days following appointment of the third appraiser, all appraisers shall submit to Landlord and Tenant an independent appraisal of the market rent for the Premises, in simple letter form within forty (40) days following appointment of the third appraiser. The parties shall then determine the market rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

                   (v) [Intentionally omitted].

                   (vi) If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one- half of the fees and expenses of the third appraiser. (d) Landlord, at its option and in Landlord's sole discretion, may eliminate the minimum CPI increase of three and five-tenths percent (3.5%) per annum as provided above, in which case there will be no required minimum increases, but the remainder of the procedures applicable to (and the limits on) CPI increases will remain in effect. Landlord may exercise this option at anytime during the lease term by so notifying Tenant.

        6.     RESTRICTION ON USE

               Tenant shall not do or permit to be done in or about the Premises or the Project, nor bring or keep or permit to be brought or kept in or about the Premises or Project, anything which is prohibited by fire or any other insurance covering the Project or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Project or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in or about the Premises or the Project which will constitute waste or which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises or the Project. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not use the Premises in any manner that will cause or emit any objectionable odor, noise or light into the adjoining premises or Common Area. Tenant shall not do anything on the Premises that will cause damage to the Project and Tenant shall not overload the floor capacity of the Premises or the Project. No machinery, apparatus or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate or shake the Premises. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or the Project except in trash containers placed inside exterior enclosures designated for that purpose by Landlord, or where otherwise designated by Landlord; and no toxic or Hazardous Materials [as defined in Section 49A(1)] shall be disposed of through the plumbing or sewage system. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored or permitted to remain outside of the building proper. No retail sales to the general public shall be made on the Premises; provided, however, Tenant may make sales on the Premises to its employees and Tenant's invitees without violating this provision. Any food service on the Premises shall be limited to food service facilities (e.g., cafeteria, vending machines, catering) for use primarily by employees of Tenant located on the Premises and their invitees. Tenant shall comply with any covenant, condition or restriction ("C.C. & R.s") affecting the Premises existing as of the date Tenant executes this Lease. Landlord shall exercise reasonable business judgment with respect to any approval rights it may have under the C.C.& R.'s taking into account the effect that the exercise of such rights would have on Tenant's use of the Premises and Tenant's rights under this lease and shall act in good faith to avoid any material adverse impact thereon.

        7.     COMPLIANCE WITH LAWS

               Tenant shall, in connection with its use and occupation of the Premises, at its sole cost and expense, promptly observe and comply with (i) all laws, statutes, ordinances and governmental rules, regulations and requirements of federal, state, county, municipal and other governmental authorities, now or hereafter in effect, which shall impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration to the Premises (except as otherwise provided in Section 8 and without limiting Landlord's obligations under Paragraph 10 of Exhibit C hereto and Paragraph 11 of Exhibit D hereto), (ii) with the requirements of any board of fire underwriters or other similar body now or hereafter constituted and (iii) with any direction or occupancy certificate issued pursuant to law by any public authority; provided, however, that no such failure shall be deemed a breach of these provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant (whether or not Landlord is a party thereto) that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This lease shall remain in full force and effect notwithstanding any loss of use or other effect on Tenant's enjoyment of the Premises by reason of any governmental laws, statutes, ordinances, rules, regulations and requirements now or hereafter in effect.

               Notwithstanding the above, Tenant at its cost shall have the right, at any time, to contest or appeal any mandated compliance that is Tenant's obligation as required by this Section 7. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord or any owner of the Premises. In that case Landlord shall join in the proceeding or contest or permit it to be brought in Landlord's name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment and Tenant shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.

        8.     ALTERATIONS

               Tenant shall not make or suffer to be made any alteration, addition or improvement to or of the Premises or any part thereof (collectively referred to herein as "alterations") without (i) the prior written consent of Landlord except with respect to nonstructural alterations costing less than $50,000 in the aggregate per calendar year (as adjusted by the CPI over the term of the lease), which consent shall not be unreasonably withheld or delayed, (ii) a valid building permit issued by the appropriate governmental authority and
(iii) otherwise complying with all applicable laws, regulations and requirements of governmental agencies having jurisdiction and with the rules, regulations and requirements of any board of fire underwriters or similar body. Even if Landlord's consent is not required, Tenant shall still notify Landlord in writing prior to making such alteration of the nature of the alteration, the estimated cost thereof, and the contractor engaged to perform such work (which contractor is subject to Landlord's consent, which shall not be unreasonably withheld or delayed), and such alteration shall comply with clauses (ii) and
(iii) of the preceding sentence. Notwithstanding any provision to the contrary, Tenant shall be permitted maximum flexibility in redesigning the layout and configuration of the Premises during the term from time to time, and Tenant shall not be required to remove any such alterations and restore the Premises, provided such alterations do not materially and adversely affect the building shell and/or building systems and do not require changes to the Shell Improvements which Landlord deems are unreasonable, in Landlord's reasonable business judgment, but restoration will be required to the extent that the alteration in question causes the level of the tenant improvements in the Premises as installed when taken as a whole to be less than the initial Tenant Improvements installed pursuant to Exhibit D (including the per floor minimum specified in Exhibit D). Landlord's consent to any requested alteration shall not create on the part of Landlord or cause Landlord to incur any responsibility or liability for such alteration's compliance with all laws, rules and regulations of federal, state, county, municipal and other governmental authorities. Any alteration made by Tenant (excluding moveable furniture and trade fixtures not attached to the Premises) shall become the property of Landlord upon the expiration or sooner termination of the lease. Without limiting the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, partitioning, drapery and carpet installations made by Tenant, regardless of how attached to the Premises, together with all other alterations that have become an integral part of the Project in which the Premises are a part and which are then existing, shall become the property of Landlord upon the expiration or sooner termination of the lease and shall not be deemed trade fixtures and, subject to Landlord's right to require removal and restoration as specified herein, shall remain upon and be surrendered with the Premises at the termination of the lease.

               Regardless of whether Landlord's consent is required in connection with the making of any alteration by Tenant, the same shall be made by Tenant at its sole risk, cost and expense and only after Landlord's written approval of any contractor or person selected by Tenant for that purpose, and the same shall be made at such time and in such manner as Landlord may from time to time designate. Tenant shall, if required by Landlord, secure at Tenant's cost a completion and lien indemnity bond for such work. Upon the expiration or sooner termination of the term, Landlord may, at its sole option, require Tenant, at Tenant's sole cost and expense, to promptly remove any such alteration made by Tenant and designated by Landlord to be removed, repair any damage to the Premises caused by such removal and restore the Premises to their condition prior to Tenant's alteration. Tenant shall have no obligation to remove the initial Tenant Improvements constructed in the Premises pursuant to Exhibit D attached hereto or any subsequent alterations for which restoration is not required as provided above. Upon Tenant's written request made at the time Tenant requests Landlord's consent to any alteration, Landlord shall notify Tenant in writing if Landlord will require Tenant to remove such alteration at the expiration or sooner termination of this Lease. Any moveable furniture and equipment or trade fixtures remaining on the Premises at the expiration or other termination of the term shall become the property of the Landlord; provided, however, in addition to all other remedies available to Landlord at law or in equity, Landlord may (i) require Tenant to remove same or
(ii) remove same at Tenant's cost, and Tenant shall be liable to Landlord for all damages incurred by Landlord related thereto.

               If during the term any alteration, addition or change of the Premises, the Common Area or the Project is required by law, regulation, ordinance or order of any public authority, due to Tenant's particular use of the Premises or caused by Tenant's alterations or additions to the Premises, Tenant, at its sole cost and expense, shall promptly make the same. If during the term any alterations, additions or changes to the Premises, the Common Area or the Project is required by law, regulation, ordinance or order of any public or quasi-public authority, and which are not due to Tenant's particular use of the Premises or caused by Tenant's alterations or additions to the Premises, Landlord shall make such alterations, additions or changes and the cost thereof shall be a common area charge and Tenant shall pay its percentage share of such cost to Landlord as provided in Section 16 and if such costs are capital expenditures under generally accepted accounting procedures, such costs shall be amortized as specified in Section 16 of this lease.

        9.     REPAIR AND MAINTENANCE

               All provisions of this Section 9 are subject to Landlord's and Tenant's respective obligations under the work letters attached hereto as Exhibits C and D and subject to the compliance with law provisions in Sections 7 and 8 herein and the rights and obligations of Landlord and/or Tenant as set forth in Sections 17 and 22 herein. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair (excepting only "punchlist items"). Except as expressly provided below, Tenant shall at its sole cost keep and maintain the entire Premises and every part thereof including, without limitation, the windows, window frames, plate glass, glazing, elevators within the Premises, truck doors, doors and all door hardware, the interior walls and partitions, lighting and the electrical, mechanical, and plumbing systems. Tenant shall also repair and maintain the elevator and the heating and air conditioning systems (unless Landlord has elected to keep and maintain the elevator and the heating and air conditioning systems as provided below) which shall include, without limitation, a periodic maintenance agreement with reputable and licensed service companies. If Tenant's use of the elevator and the heating and air conditioning systems is limited to normal business hours (8:00 a.m. to 6:00 p.m.), such agreement shall provide for service at least as often as every 60 days; if Tenant's use of the elevator and the heating or air conditioning systems extends beyond such normal business hours this service shall be as often as may be reasonably required by Landlord and in any event such service shall meet all warranty enforcement requirements of such equipment and comply with all manufacturer recommended maintenance. In the event the elevator or the heating and air conditioning systems are not maintained by Tenant in accordance with the above, Landlord may elect, at its option, to keep and maintain the heating and air conditioning systems of the Premises and in such event, Tenant shall pay to Landlord upon demand the full cost of such maintenance, including without limitation, the cost of maintenance contracts and building engineer hired by Landlord to oversee such repairs and maintenance and administer such maintenance contracts. Tenant, at its option, may require Landlord to keep and maintain the heating and air conditioning systems and elevators of the Premises and in such event, Tenant shall pay to Landlord upon demand the full cost of such maintenance, including without limitation, the cost of maintenance contracts and building engineer hired by Landlord to oversee such repairs and maintenance and administer such maintenance contracts. The foregoing shall not limit or modify the respective obligations of Landlord and Tenant with respect to the construction and installation of the Shell Improvements (as specified in Exhibit C) and the Tenant Improvements (as specified in Exhibit D).

        Subject to the provisions of Section 17, Landlord shall keep and maintain the roof, structural elements, and exterior walls of the buildings constituting the Project and Common Area (including without limitation, electricity for the common area, water to both the common area and the building in which the Premises are located, garage maintenance and sweeping, common area security, common fire life safety system, landscape and fountain, exterior window washing and common area facilities engineer) in good order and repair. Tenant waives all rights under and benefits of California Civil Code Sections 1932(1), 1941, and 1942 and under any similar law, statute or ordinance now or hereafter in effect. The cost of the repairs and maintenance which are the obligation of Landlord under this Section 9, (except for any repairs, maintenance or replacements required by Landlord's failure to construct the Improvements in accordance with the provisions of Exhibits C and D or for which Landlord is responsible under paragraph 10 of Exhibit C or paragraph 11 of Exhibit D), including without limitation, maintenance contracts and supplies, materials, equipment and tools used in such repairs and maintenance shall be a common area charge and except for those costs to be treated as capital expenditures as specifically provided below, Tenant shall pay its percentage share of such costs to Landlord when such cost is incurred (and such costs shall not be deemed to be capital expenditures for purposes of this lease) as provided in Section 16; provided, however, subject to the waiver of subrogation in
Section 11 hereof, that if any repairs or maintenance is required because of an act or omission of Tenant, or its agents, employees or invitees, Tenant shall pay to Landlord upon demand the full cost of such repairs or maintenance. Notwithstanding any provision to the contrary herein, the cost of any capital expenditures (determined in accordance with generally accepted accounting procedures) made in connection with the repair and maintenance of (i) the roof, structural elements and exterior walls of the building which are obligations of Landlord herein or (ii) electrical system, including electrical switch gear and components, elevator and hot water boiler(s) to the extent such cost exceeds Fifty Thousand Dollars ($50,000) per item, (except for any repairs, maintenance or replacements required by Landlord's failure to construct the Improvements in accordance with the provisions of Exhibits C and D or for which Landlord is responsible under paragraph 10 of Exhibit C or paragraph 11 of Exhibit D), shall be deemed capital expenditures and common area charges for purposes of this lease and the cost thereof shall be amortized as provided in
Section 16 of this lease.

        10.    LIENS

               Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant, its agents, employees or contractors. Upon Tenant's receipt of a preliminary twenty (20) day notice filed by a claimant pursuant to California Civil Code Section 3097, Tenant shall immediately provide Landlord with a copy of such notice. Should any lien be recorded against the Project, Tenant shall give immediate notice of such lien to Landlord. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses (including attorneys' fees) incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the rate of twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises and the Project and any other party having an interest therein, from mechanics' and materialmen's liens and like liens. Tenant shall give Landlord at least fifteen (15) days prior notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices. In the event Tenant is required to post an improvement bond with a public agency in connection with any work performed by Tenant on or to the Premises, Tenant shall include Landlord as an additional obligee.

        11.    INSURANCE

               Tenant, at its sole cost and expense, shall keep in force during the term (i) commercial general liability and property damage insurance with a combined single limit of at least $10,000,000 per occurrence insuring against personal or bodily injury to or death of persons occurring in, on or about the Premises or Project and any and all liability of the insureds with respect to the Premises or arising out of Tenant's maintenance, use or occupancy of the Premises and all areas appurtenant thereto, (ii) direct physical loss-special insurance covering all of Tenant's equipment, trade fixtures, appliances, furniture, furnishings, and personal property from time to time located in, on or about the Premises, with coverage in the amount of the full replacement cost thereof, (iii) Worker's Compensation Insurance as required by law, together with employer's liability coverage with a limit of not less than $1,000,000 for bodily injury for each accident and for bodily injury by disease for each employee and (iv) earthquake insurance coverage covering loss or damage to the Premises and/or Project, in the amount of the full replacement value thereof, with increased cost of reconstruction and contingent liability (including demolition), plus a policy of rental income insurance in the amount of one hundred percent (100%) of eighteen (18) months rent (including sums paid as additional rent) applicable to such casualty and Tenant shall be responsible for all earthquake related repairs as specified in Section 16 herein. Tenant's commercial general liability and property damage insurance, Tenant's Workers Compensation Insurance and earthquake insurance shall be endorsed to provide that said insurance shall not be cancelled or reduced except upon at least thirty (30) days prior written notice to Landlord. Claims made shall not constitute a reduction in coverage for purposes of the preceding sentence. Further, Tenant's commercial general liability and property damage insurance shall be primary and shall be endorsed to provide that Landlord and McCandless Management Corporation, and their respective partners, officers, directors and employees and such other persons or entities as directed from time to time by Landlord shall be named as additional insureds for all liability using ISO Bureau Form CG20111185 (or a successor form) or such other endorsement form reasonably acceptable to Landlord; shall contain a severability of interest clause; and shall be issued by an insurance company admitted to transact business in the State of California (except companies participating in providing earthquake insurance as specified below) and rated A VIII or better in Best's Insurance Reports (or successor report). All of the insurance companies participating in providing earthquake insurance shall be rated A VIII or better in Best's Insurance Reports (or successor report). The deductibles for all insurance (except for earthquake insurance which is provided for below) required to be maintained by Tenant hereunder shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) without the approval of Landlord which shall not be unreasonably withheld or delayed. Tenant shall be permitted to self-insure for all or a portion of such earthquake insurance, provided, that the sum of such self-insured amount plus the amount of any deductible for any such earthquake insurance shall not exceed two percent (2%) of Tenant's net worth on the date that such insurance is procured and renewed from time to time or on the date of any adjustment to the deductible or self-insured amount and Tenant shall be solely responsible for all such self-insured amounts and deductibles. The commercial general liability insurance carried by Tenant shall specifically insure the performance by Tenant of the indemnification provisions set forth in
Section 18 of this lease provided, however, nothing contained in this Section 11 shall be construed to limit the liability of Tenant under the indemnification provisions set forth in said Section 18. If Landlord or any of the additional insureds named on any of Tenant's insurance, have other insurance which is applicable to the covered loss on a contributing, excess or contingent basis, the amount of the Tenant's insurance company's liability under the policy of insurance maintained by Tenant shall not be reduced by the existence of such other insurance. Any insurance carried by Landlord or any of the additional insureds named on Tenant's insurance policies shall be excess and non-contributing with the insurance so provided by Tenant.

               Tenant shall, prior to the commencement of the term and at least fifteen (15) days prior to any renewal date of any insurance policy required to be maintained by Tenant pursuant to this Section, provide Landlord with a completed Certificate of Insurance, using a form acceptable in Landlord's reasonable judgement, attaching thereto copies of all endorsements required to be provided by Tenant under this lease. Tenant agrees to increase the coverage or otherwise comply with changes in connection with said commercial general liability, property damage, direct physical loss as Landlord or Landlord's lender may from time to time reasonably require.

               Landlord shall obtain and keep in force a policy or policies of insurance covering loss or damage to the Premises and Project, in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risk" insurance, with increased cost of reconstruction and contingent liability

(including demolition), plus a policy of rental income insurance in the amount of one hundred percent (100%) of eighteen (18) months' rent (including sums paid as additional rent) and such other insurance as Landlord or Landlord's lender may from time to time require. Landlord may, but shall not be obligated to, obtain flood and/or earthquake insurance. Landlord shall have no liability to Tenant if Landlord elects not to obtain flood and/or earthquake insurance. The cost of all such insurance purchased by Landlord, plus any charges for deferred payment of premiums and the amount of any deductible incurred upon any covered loss within the Project, shall be common area charges and Tenant shall pay to Landlord its percentage share of such costs as provided in Section 16. If the cost of insurance is increased due to Tenant's use of the Premises, then Tenant shall pay to Landlord upon demand the full cost of such increase.

               Notwithstanding any provision to the contrary contained herein, Landlord and Tenant hereby mutually waive any and all rights of recovery against one another for real or personal property loss or damage occurring to the Premises or the Project, or any part thereof, or to any personal property therein, from perils either actually or required hereunder to be insured against under fire and extended insurance and any other property insurance policies existing for the benefit of the respective parties (i) unless such insurance does not permit such waiver of liability and (ii) the party whose insurance will not permit such waiver of liability has notified the other party of such fact in writing at least thirty (30) days prior to the real or personal property loss or damage in question.

               If Tenant does not take out and maintain insurance as required pursuant to this Section 11, Landlord may, but shall not be obligated to, take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord promptly on demand, as additional rent, the amount so paid. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorney fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.

        12.    UTILITIES AND SERVICE

               Tenant shall pay for all water, gas, light, heat, power, electricity, telephone, trash pickup, sewer charges and all other services supplied to or consumed on the Premises. In the event that any service is not separately metered or billed to the Premises, the cost of such utility service or other service shall be a common area charge and Tenant shall pay its percentage share of such cost to Landlord as provided in Section 16. In addition, the cost of all utilities and services furnished by Landlord to the Common Area shall be a common area charge and Tenant shall pay its percentage share of such cost to Landlord as provided in Section 16.

               If Tenant's use of any such utility or service is materially in excess of the average furnished to the other tenants of the Project, and such utility or service is not separately metered, then Tenant shall pay to Landlord upon demand, as additional rent, the full cost of such excess use, or Landlord may cause such utility or service to be separately metered, in which case Tenant shall pay the full cost of such utility or service and reimburse Landlord upon demand for the cost of installing the separate meter.

               Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of, the failure of any person or entity to furnish any of the foregoing services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental moratoriums, regulations or other governmental actions, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. In addition, Tenant shall not be relieved from the performance of any covenant or agreement in this lease because of any such failure, and no eviction of Tenant shall result from such failure. The foregoing shall not be construed to limit Landlord's liability if utility service is interrupted for a period longer than fifteen (15) days as a result of the active negligence or willful misconduct of Landlord or its agents, employees, contractors or invitees.

        13.    TAXES AND OTHER CHARGES

               All real estate taxes and assessments and other taxes, fees and charges of every kind or nature, foreseen or unforeseen, which are levied, assessed or imposed upon Landlord and/or against the Premises, building, Common Area or Project, or any part thereof by any federal, state, county, regional, municipal or other governmental or quasi-public authority, together with any increases therein for any reason, shall be a common area charge and Tenant shall pay its percentage share of such costs to Landlord as provided in Section 16. Any future assessment for public improvements may be paid by Landlord in full or in installments, but Tenant's contribution will be determined and payable based on the installment schedule if that option was actually available to Landlord. By way of illustration and not limitation, "other taxes, fees and charges" as used herein include any and all taxes payable by Landlord (other than state and federal personal or corporate income taxes measured by the net income of Landlord from all sources, inheritance taxes, gift taxes, documentary transfer taxes, franchise taxes, late payment charges and penalties which are due to Landlord's fault and special assessments not related to the operation of the Project and/or not levied against real estate) whether or not now customary or within the contemplation of the parties hereto, (i) upon, allocable to, or measured by the rent payable hereunder, including, without limitation, any gross income or excise tax levied by the local, state or federal government with respect to the receipt of such rent, (ii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any part thereof, (iii) upon or measured by the value of Tenant's personal property or leasehold improvements located in the Premises, (iv) upon this transaction or any document to which Tenant is a party creating or transferring an interest or estate in the Premises, (v) upon or with respect to vehicles, parking or the number of persons employed in or about the Project, and
(vi) any tax, license, franchise fee or other imposition upon Landlord which is otherwise measured by or based in whole or in part upon the Project or any portion thereof. If Landlord contests any such tax, fee or charge, the cost and expense incurred by Landlord thereby (including, but not limited to, costs of attorneys and experts) shall also be common area charges and Tenant shall pay its percentage share of such costs to Landlord as provided in Section 16. In the event the Premises and any improvements installed therein by Tenant or Landlord are valued by the assessor disproportionately higher or lower than those of other tenants in the building or Project or in the event alterations or improvements are made to the Premises, Tenant's percentage share of such taxes, assessments, fees and/or charges shall be readjusted upward or downward accordingly and Tenant agrees to pay such readjusted share. Such determination shall be made by Landlord from the respective valuations assigned in the assessor's work sheet or such other information as may be reasonably available.

               Tenant agrees to pay, before delinquency, any and all taxes levied or assessed during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property located in the Premises, including carpeting and other property installed by Tenant notwithstanding that such carpeting or other property has become a part of the Premises. If any of Tenant's personal property shall be assessed with the Project, Tenant shall pay to Landlord, as additional rent, the amount attributable to Tenant's personal property within ten (10) days after receipt of a written statement from Landlord setting forth the amount of such taxes, assessments and public charges attributable to Tenant's personal property.

               Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest or appeal any real property taxes that are to be paid by Tenant. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord or any owner of the Premises. In that case Landlord shall join in the proceeding or contest or permit it to be brought in Landlord's name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment. Tenant shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.

        14.    ENTRY BY LANDLORD

               Landlord reserves, and shall at all reasonable times and upon reasonable notice to Tenant have, the right to enter the Premises (i) to inspect the Premises, (ii) to supply



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

services to be provided by Landlord hereunder, (iii) to show the Premises to prospective purchasers, lenders and to put 'for sale' or 'for lease' signs thereon, (iv) to show the Premises to prospective tenants during the last twelve
(12) months of the lease term; (v) to post notices required or allowed by this lease or by law, (vi) to alter, improve or repair the Premises and any portion of the Project, and (vii) to erect scaffolding and other necessary structures in or through the Premises or the Project where reasonably required by the character of the work to be performed. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord's entry and acts pursuant to this Section and Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this Section. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, on and about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry by Landlord to the Premises pursuant to this Section shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Notwithstanding any provision to the contrary contained herein, Landlord shall exercise its entry rights with respect to the Premises in a reasonable manner designed not to unreasonably interfere with Tenant's use of the Premises and shall schedule such entries (except in emergency situations) in a manner to minimize interference. In addition, Landlord's entry of the Premises must be made in the company of an escort if Tenant provides an escort.

        15.    COMMON AREA; PARKING

               Subject to the terms and conditions of this lease and as Landlord may from time to time prescribe, Tenant and Tenant's employees and invitees shall, in common with other occupants of the Project, and their respective employees and invitees and others entitled to the use thereof, have the nonexclusive right to use the access roads, parking areas (except as provided below) and facilities within the Project provided and designated by Landlord for the general use and convenience of the occupants of the Project which areas and facilities shall include, but not be limited to, sidewalks, parking, refuse, landscape and plaza areas, roofs and building exteriors, which areas and facilities are referred to herein as "Common Area". This right shall terminate upon the termination of this lease.

               Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Common Area provided such changes do not materially and adversely affect Tenant's use or occupancy of the Premises. Landlord shall also have the right at any time to change the name, number or designation by which the Project is commonly known.

               Tenant shall have the exclusive use of the parking area in the Common Area [not less than 3.6 parking spaces per One Thousand (1,000) rentable square feet of the Premises (e.g. 207,650 square feet x 3.6 = 747 parking spaces)] in the Common Area as designated from time to time by Landlord, subject to the limitations of applicable law, the CC&R's existing as of the date of this Lease, any reciprocal easement agreement encumbering the land existing as of the date of this Lease, the restaurant parking rights specified in Section 58 below and the parking plan to be approved by Tenant as specified below, and Landlord's access as reasonably necessary to fulfill Landlord's obligations with respect to the leases in the Project. Landlord reserves the right at its sole option to assign and label parking spaces, but it is specifically agreed that Landlord is not responsible for policing any such parking spaces. In the event that Landlord exercises the Restaurant Option in paragraph 58 below, Landlord shall prepare a parking plan to be approved by Tenant, such approval not to be unreasonably withheld or delayed. If requested by Tenant and to the extent legally permissible, Landlord shall prohibit access and parking in the common area of this Project by the tenants in the adjacent project known as McCandless Towers I and Tenant shall be responsible for any and all costs related thereto (including without limitation the cost of installing gates between the parking structures in this Project and McCandless Towers I). Tenant acknowledges that it has no right to parking on the McCandless Towers I project site, except to the extent specifically set forth in the CC&R's and/or reciprocal easement agreement encumbering McCandless Towers I. Tenant shall not at any time park or permit the parking of

Tenant's trucks or other vehicles, or the trucks or other vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas; nor shall Tenant at any time park or permit the parking of Tenant's vehicles or trucks, or the vehicles or trucks of Tenant's suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not park or permit any inoperative vehicle or equipment to be parked on any portion of the Common Area.

               Landlord shall operate, manage and maintain the Common Area and the level of such operation, management and maintenance shall be at a level comparable to the operation, management and maintenance provided at McCandless Towers I as of the execution date of this lease. Tenant shall have the right to make reasonable requests of Landlord concerning additional maintenance, additional security, and the like, which Landlord shall implement so long as Tenant pays the costs thereof and such changes do not adversely affect the Project. The cost of such maintenance, operation and management of the Common Area, including but not limited to landscaping, repair of paving, parking lots and sidewalks, security and exterminator services and salaries and employee benefits (including union benefits) of on-site and accounting personnel engaged in such maintenance and operations management, shall be a common area charge and Tenant shall pay to Landlord its percentage share of such costs as provided in
Section 16.

        16.    COMMON AREA CHARGES

               Subject to Section 58 of this lease, Tenant shall pay to Landlord, as additional rent, an amount equal to one hundred percent (100%) of the total common area charges as defined below. The square footage of the Project for purposes of determining common area percentages is based on the square footage of floors 1 through 11 of the Building and excludes the lower level, notwithstanding that certain parts of the lower level have been designated as part of the Premises and/or the Restaurant. Tenant's percentage share of common area charges shall be paid as follows:

               Tenant's estimated monthly payment of common area charges payable by Tenant during the calendar year in which the term commences is set forth in
Section 4(b) of this lease. Prior to the commencement of each succeeding calendar year of the term (or as soon as practicable thereafter), Landlord shall deliver to Tenant a written estimate of Tenant's monthly payment of common area charges. Tenant shall pay, as additional rent, on the first day of each month during the term in accordance with Section 4(b) of the lease, its monthly share of common area charges as estimated by Landlord. Within one hundred twenty (120) days of the end of each calendar year and of the termination of this lease (or as soon as practicable thereafter), Landlord shall deliver to Tenant a statement of actual common area charges incurred for the preceding year. If such statement shows that Tenant has paid less than its actual percentage then Tenant shall on demand pay to Landlord the amount of such deficiency. If Tenant fails to pay such deficiency due within ten (10) days after demand, Tenant shall pay an additional ten percent (10%) of the amount due as a penalty. If such statement shows that Tenant has paid more than its actual percentage share then Landlord shall, at its option, promptly refund such excess to Tenant or credit the amount thereof to the rent next becoming due from Tenant. Landlord reserves the right to revise any estimate of common area charges if actual or projected common area charges show an increase or decrease in excess of 10% from any earlier estimate for the same period. In such event, Landlord shall deliver the revised estimate to Tenant, together with an explanation of the reasons therefor, and Tenant shall revise its payments accordingly. Landlord's and Tenant's obligation with respect to adjustments at the end of the term or earlier expiration of this lease shall survive such termination or expiration.

               As used in this lease, "common area charges" shall include, but not be limited to, (i) all items identified in Sections 8, 9, 11, 12, 13 and 15 as being common area charges; (ii) the amortized cost of capital improvements installed by Landlord for the purpose of reducing operating costs; (iii) salaries and employee benefits (including union benefits) of personnel engaged in the operation and maintenance of the Project (or the building in which the Premises are located) and payroll taxes applicable thereto; (iv) supplies, materials, equipment and tools used or required in connection with the operation and maintenance of the Project; (v) licenses, permits and inspection fees; (vi) costs related to the common operation and maintenance of the Project and the adjacent property commonly known as McCandless Towers I; (vii) all other operating costs incurred by Landlord in maintaining and operating the Project; and (viii) an amount equal to one and one-half percent (1.5%) of the basic rent payable by Tenant under this lease as compensation for Landlord's services (and/or for the services of a third party management company, if Landlord so elects) in connection with the operation and management of the Project. The cost of any capital improvement or capital expenditure includable in common area charges as specified in Sections 8 and 9 of this lease and clause (ii) of the preceding sentence (excluding specifically capital improvements required as a result of any casualty), shall be limited to the amortized cost thereof, determined by amortizing said capital improvement over its useful life, including interest at a rate of two percent (2%) over the then current Prime Rate as published by the Wall Street Journal, and the monthly cost thereof as so determined, shall be included in common area charges as it accrues monthly. Tenant, at its option, may elect to pay the full amount of its share of such cost (based on the remaining lease term - that is, Tenant's share of the amortized payments which would be payable during the then-remaining Lease term without interest) immediately in lieu of making the monthly payments specified above. Any determination of what constitutes a capital improvement or capital expenditure and/or the useful life of any capital improvement or capital expenditure as used herein shall be made in accordance with generally accepted accounting procedures.

               Notwithstanding any provision herein to the contrary, common area charges shall not include any of the following:

               (a) Wages, salaries, fees, and fringe benefits paid to executive personnel or officers or partners of Landlord;

               (b)  Any charge for depreciation of the building or equipment;

               (c) Any charge for Landlord's income taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord's business;

               (d) All costs relating to activities for the solicitation and execution of leases of space in the building;
               (e) The cost of correcting defects in the construction of the building or in the building equipment as specified in Exhibits C and D to this lease, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purposes of this category;

               (f) The cost of any repair made by Landlord because of the total or partial destruction of the building or the condemnation of a portion of the building;

               (g) Any increase in insurance premiums to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant;

               (h) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the building pursuant to clauses similar to this paragraph;

               (i) The cost of any removal, treatment or abatement of asbestos or any other hazardous substance or gas in the Project or the Premises (without limiting Tenant's obligations specified in Section 49 of this Lease);

               (j) The cost of alterations of a space in the building leased to other tenants;

               (k) The cost of overtime or other additional expenses to Landlord caused by its default or performing work expressly provided for in this Lease to be borne at Landlord's expense;

               (l) Ground rent or similar payment to a ground Lessor;

               (m) The excess cost of any utilities and/or services provided to other tenants in the Project which is disproportionate to such utilities and service provided to Tenant to the extent it exceeds such use by Tenant on a prorata basis.

        17.    DAMAGE BY FIRE; CASUALTY

               In the event the Premises are damaged by any casualty which is covered under an insurance policy required to be maintained or which is actually maintained by Landlord or Tenant pursuant to Section 11 (including without limitation earthquake insurance to be procured by Tenant), Landlord shall be entitled to the use of all insurance proceeds and shall repair such damage as soon as reasonably possible and this lease shall continue in full force and effect. In the event of an earthquake, Tenant shall be solely responsible for all costs of repair and restoration of the Premises and the Project to the extent not covered by earthquake insurance, including without limitation any deductibles related thereto.

               In the event the Premises are damaged by any casualty not covered under an insurance policy required to be maintained (or which is actually maintained) pursuant to Section 11, Landlord may, at Landlord's option, either
(i) repair such damage, at Landlord's expense, as soon as reasonably possible, in which event this lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damages of Landlord's intention to cancel and terminate this lease as of the date of the occurrence of the damages. In the event Landlord elects to terminate this lease pursuant hereto, Tenant shall have the right within ten (10) days after receipt of the required notice to notify Landlord in writing of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event this lease shall continue in full force and effect and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within the ten (10) day period, this lease shall be cancelled and terminated as of the date of the occurrence of such damage. Under no circumstances shall Landlord be required to repair any injury or damage to (by fire or other cause), or to make any restoration or replacement of, any of Tenant's personal property, trade fixtures or property leased from third parties, whether or not the same is attached to the Premises.

               If the Premises are damaged by casualty during the term from any cause, whether or not covered by the insurance required under Section 11, and the Premises cannot reasonably and lawfully be repaired or restored within eighteen (18) months of the date of such casualty to substantially the condition existing prior to such casualty, then either Landlord or Tenant may terminate this Lease by giving written notice of such termination within ten (10) days after Tenant receives written notice from Landlord that a report from an independent contractor (which report shall be enclosed with such notice and shall be delivered to Tenant within sixty (60) days after the date of such casualty) indicates that such repair period will exceed the eighteen (18) month period and such termination will be effective as of the date of the casualty or such later date if necessary to permit recovery by Landlord of rental loss insurance, provided that this provision shall be construed to provide Landlord with the maximum recovery of such insurance. All of Tenant's obligations under this Lease, including, without limitation the obligation to pay rent and make other payments, shall be wholly abated as of the date of such casualty if the Lease is terminated pursuant to this paragraph.

               If the Premises are partially or totally destroyed or damaged and Landlord or Tenant repair them pursuant to this lease, the rent payable hereunder for the period during which such damage and repair continues shall be abated only in proportion to the square footage of the Premises rendered untenantable to Tenant by such damage or destruction and only to the extent covered by the rental income insurance provided for in Section 11 of this lease. Tenant shall have no claim against Landlord for any damage, loss or expense suffered by reason of any such damage, destruction, repair or restoration. The parties waive the provisions of California Civil Code sections 1932(2) and 1933(4) (which provisions permit the termination of a lease upon destruction of the leased premises), and hereby agree that the provisions of this Section 17 shall govern in the event of such destruction. Termination of this lease as provided herein shall not limit or restrict in any way Tenant's liability for all costs of repair and restoration related to damage caused by an earthquake.

        18.    INDEMNIFICATION

               Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Project by or from any cause whatsoever except to the extent caused by (i) the negligence or willful misconduct of Landlord or its employees, agents or contractors, or (ii) the failure of Landlord to perform its obligations under this lease where such failure has persisted for an unreasonable period of time after notice of such failure. Without limiting the foregoing, Landlord shall not be liable to Tenant for any injury to or death of any person or damages to or destruction of property by reason of, or arising from, any latent defect in the Premises or Project (except to the extent caused by the negligence or willful misconduct of

Landlord or its employees, agents or contractors) or the act or negligence of any other tenant of the Project. Tenant shall immediately notify Landlord of any defect in the Premises or Project.

               Except to the extent injury to persons or damage to property is caused by (i) the negligence or willful misconduct of Landlord or its employees, agents or contractors, or (ii) the failure by Landlord to observe any of the terms and conditions of this lease, Tenant shall hold Landlord harmless from and defend Landlord against any claim, liability, loss, damage or expense (including attorney fees) arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises from any cause whatsoever or on account of the use, condition, occupational safety or occupancy of the Premises. Tenant shall further hold Landlord harmless from and defend Landlord against any claim, liability, loss, damage or expense (including attorney fees) arising (i) from Tenant's use of the Premises or from the conduct of its business or from any activity or work done, permitted or suffered by Tenant or its agents or employees in or about the Premises or Project, (ii) out of the failure of Tenant to observe or comply with Tenant's obligation to observe and comply with laws or other requirements as set forth in Section 7,
(iii) by reason of any labor or service performed for, or materials used by or furnished to, Tenant or any contractor engaged by Tenant with respect to the Premises, or (iv) from any other act, neglect, fault or omission of Tenant or its agents or employees. The provisions of this Section 18 are subject to the waiver of subrogation contained in Section 11 hereof. The provisions of this
Section 18 shall not apply to Hazardous Materials. The obligations of the parties to each other with respect to Hazardous Materials shall be governed solely by Section 48 hereof.

               The provisions of this Section 18 shall survive the expiration or earlier termination of this lease.

        19.    ASSIGNMENT AND SUBLETTING

               Tenant shall not voluntarily assign, encumber or otherwise transfer its interest in this lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld or delayed, and otherwise complying with the requirements of this Section 19. Any assignment, encumbrance or sublease without Landlord's consent (if required), or in violation of this Section 19, shall constitute a material default.

               If Tenant desires to sublet or assign all or any portion of the Premises, Tenant shall give Landlord written notice thereof, specifying the projected commencement date of the proposed sublet or assignment (which date shall be not less than twenty-one (21) days before the commencement date of the assignment or sublet in question), the portions of the Premises proposed to be sublet or assigned, the terms and conditions of the proposed assignment or sublease (including the rent to be paid by the proposed assignee or subtenant) and the name, address and telephone number of the proposed assignee or subtenant. Tenant shall further provide Landlord with such other information concerning the proposed assignee or subtenant as requested by Landlord.

               If Tenant subleases or assigns and/or proposes to Landlord to sublease or assign any part or parts of the Premises which, in the aggregate, total more than seventy-five percent (75%) of the initial Premises, then for a period of thirty (30) days after Landlord's receipt of Tenant's written notice, Landlord shall have the option, exercisable by delivering written notice to Tenant, to terminate this lease as of the date specified in Landlord's written notice to Tenant, which date shall not be less than thirty (30) days nor more than ninety (90) days after the date of Landlord's written notice to Tenant, provided that Tenant shall have a period of ten (10) days after receipt of any such notice from Landlord to notify Landlord that Tenant withdraws its request for consent, in which case Landlord's exercise of its recapture option described above shall be of no further force or effect. If Landlord exercises its option to terminate this lease as provided in the foregoing sentence, any and all prior subleases or assignments for less than one full floor of the Premises shall, at Landlord's option, be terminated concurrently with the termination of this lease and Landlord may, if it so elects, enter into a new lease for the Premises or any portion thereof with the proposed assignee or subtenant or any other third party (including any previous subtenant or assignee) on such terms as Landlord and such person may agree; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting. Any consent executed by Landlord to a sublease or assignment with respect to one full floor or more of the Premises shall, if requested by Tenant, include a covenant from Landlord to recognize such subtenant or assignee in the circumstances described above. The amount of rent payable by any subtenant under a sublease shall not be a factor in Landlord's giving or withholding its consent to any sublessee.

               If Landlord does not elect to terminate this lease as provided hereinabove in this Section 19 and if Landlord consents in writing to the proposed assignment or sublet, Tenant shall be free to assign or sublet all or a portion of the Premises subject to the following conditions: (i) any sublease shall be on the same terms set forth in the notice given to Landlord; (ii) no sublease shall be valid and no subtenant shall take possession of the sublet premises until an executed counterpart of such sublease has been delivered to Landlord; (iii) no subtenant shall have a further right to sublet; (iv) fifty percent (50%) of any economic consideration received by Tenant with respect to such assignment or sublet, whether denominated rentals or otherwise, which exceed, in the aggregate, the sum of (i) one hundred ten percent (110%) of the basic rent (triple net) which Tenant is obligated to pay under this lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease or assignment), (ii) the common area charges applicable thereto (prorated to reflect obligations allocable to that portion of the Premises subject to the sublease or assignment), (iii) the amortized cost of leasehold improvements constructed for such assignee or subtenant (amortized over the term of the sublease or assignment, including interest at a rate of two percent (2%) over the then current Prime Rate as published by the Wall Street Journal) and (iv) brokerage fees paid in connection with such sublease or assignment (amortized over the term of the sublease or assignment, including interest at a rate of two percent (2%) over the then current Prime Rate as published by the Wall Street Journal) (the "net profit") shall be payable to Landlord as additional rent under this lease without affecting or reducing any other obligation of Tenant hereunder; (v) no sublet or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder; and (vi) any assignee or subtenant must expressly agree to assume and perform all of the covenants and conditions of Tenant under this lease. Tenant shall pay to Landlord promptly upon demand as additional rent, Landlord's actual attorneys' fees and other costs incurred for reviewing, processing or documenting any requested assignment or sublease, whether or not Landlord's consent is granted. Tenant shall not be entitled to assign this lease or sublease all or any part of the Premises (and any attempt to do so shall be voidable by Landlord) during any period in which Tenant is in default under this lease. Upon curing any such default, Tenant may thereafter resubmit the proposed assignment or sublease to Landlord for Landlord's consent, subject to all the terms and conditions of this Section 19; provided, however, (and without limiting any of Landlord's rights and remedies under this lease) the prohibition stated in the preceding sentence shall not apply to a non-monetary default that is not curable.

               If Tenant is a partnership, a withdrawal or change, voluntary or involuntary or by operation of law, of any general partner or the dissolution of the partnership shall be deemed an assignment of this lease subject to all the conditions of this Section 19. If Tenant is a corporation any dissolution, merger, consolidation or other reorganization of Tenant or the sale or other transfer of a controlling percentage of the capital stock of Tenant or the sale of more than fifty percent (50%) of the value of Tenant's assets shall be an assignment of this lease subject to all the conditions of this Section 19. The term "controlling percentage" means the ownership of, and the right to vote, stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote. This Section shall not apply if Tenant is a corporation the stock of which is traded through an exchange.

               The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or sublet shall not be deemed consent to any subsequent assignment or sublet. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or sublets of this lease or amendments or modifications to this lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this lease.

               No interest of Tenant in this lease shall be assignable by operation of law (including, without limitation, the transfer of this lease by testacy or intestacy but excluding a transfer by operation of law in connection with a merger). Each of the following acts shall be considered an involuntary assignment if not dismissed, discharged or otherwise cured within sixty (60) days after the act in question: (i) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; (ii) if a writ of attachment or execution is levied on this lease; or (iii) if, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment which is not dismissed, discharged or otherwise cured during the applicable time period set forth above shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this lease, in which case this lease shall not be treated as an asset of Tenant.

               Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this lease, all rent from any subletting of all or a part of the Premises as permitted by this lease, and Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver of Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this lease; except that, until the occurrence of an act or default by Tenant, Tenant shall have the right to collect such rent, subject to promptly forwarding to Landlord any portion thereof to which Landlord is entitled pursuant to this Section 19.

               Notwithstanding any provision to the contrary in this lease, the following "exempt transactions" shall be permitted without Landlord's consent, without triggering the obligation to pay fifty percent (50%) of the "net profit" and without being counted toward the seventy-five percent (75%) subleasing floor that, if passed, permits Landlord to terminate this lease: (i) sublease or assignment to any affiliate or company with whom Tenant is leasing the facility because of its strategic alliance or shared facility arrangement; (ii) any merger or non-bankruptcy reorganization where the net worth of the surviving corporation is the same or better than Tenant immediately before implementation of the transaction; (iii) any sale of substantially all of the assets of Tenant so long as the net worth of the transferee is the same or better than Tenant immediately prior to such sale; provided that (i) Tenant shall give written notice thereof to Landlord in the manner required for other assignments or subleases by this Section 19; (ii) Tenant shall continue to be fully obligated under this lease; (iii) any such assignee shall expressly assume and agree to perform and any subtenant shall expressly agree to be subject to all the terms and conditions of this lease to be performed by Tenant (to the extent applicable to the sublease premises); and (iv) any such assignment or sublet shall be subject to all other terms and conditions of this Section 19 pertaining to assignments and/or sublets (excepting only the requirement concerning prior written consent of Landlord).

        20.    DEFAULT

               The occurrence of any of the following shall constitute a default by Tenant: (i) failure of Tenant to pay any rent or other sum payable hereunder within five (5) days after the date on which Tenant receives written notice from Landlord that such payment is past due; (ii) abandonment of the Premises (Tenant's failure to occupy and conduct business in the Premises for fourteen
(14) consecutive days without paying rent or performing its other obligations under this lease shall be deemed an abandonment); (iii) failure of Tenant to deliver to Landlord any instrument, assurance, financial statement, subordination agreement or certificate of estoppel required under this Lease within the time period specified for such performance if the failure continues for ten (10) days after written notice of the failure from Landlord to Tenant; or (iv) failure of Tenant to perform any other obligation under this lease if the failure to perform is not cured within thirty (30) days after written notice thereof has been given to Tenant (provided that if such default cannot reasonably be cured within thirty (30) days, Tenant shall not be in default if Tenant commences to cure such failure to perform within the thirty (30) day period and diligently and in good faith continues to cure the failure to perform), except in the case of an emergency or dangerous condition, in which case Tenant's time to perform shall be that time period which is reasonable under the circumstances. The notice referred to in clauses (iii) and (iv) above shall specify the failure to perform and the applicable lease provision and shall demand that Tenant perform the provisions of this lease within the applicable period of time. No notice shall be deemed a forfeiture or termination of this lease unless Landlord so elects in the notice.

               In addition to the above, the occurrence of any of the following events shall also constitute a default by Tenant: (i) an involuntary assignment (as specified in Section 19 of this lease); or (ii) any financial statements given to Landlord by Tenant are materially false.

               In the event of a default by Tenant, then Landlord, in addition to any other rights and remedies of Landlord at law or in equity, shall have the right either to terminate Tenant's right to possession of the Premises (and thereby terminate this lease) or elect to keep this lease in full force and effect. Should Landlord elect to keep this lease in full force and effect, Landlord shall have the right to enforce all of Landlord's rights and remedies under this lease, including but not limited to the rights and remedies as Landlord may have under California Civil Code section 1951.4 (or successor Code section) or any other California statute so long as Landlord does not terminate Tenant's right to possession.

               Should Landlord at any time terminate this lease for any breach, in addition to any other remedy it may have, it shall have the immediate right of entry and may remove all persons and property from the Premises and shall have all the rights and remedies of a landlord provided by California Civil Code section 1951.2 or any successor code section. Upon such termination, in addition to all its other rights and remedies, Landlord shall be entitled to recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises and including (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this lease or which in the ordinary course of events would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (i) and (ii) above is computed by allowing interest at the rate of twelve percent (12%) per annum. The "worth at the time of award" of the amount referred to in
(iii) above shall be computed by discounting such amount at the discount rate of the federal reserve bank of San Francisco at the time of award plus one percent (1%). Property removed from the Premises may be stored in a public or private warehouse or elsewhere at the sole cost and expense of Tenant. In the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all thereof at a public or private sale in such manner and at such times and places that Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant.

        21.    LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT

               Landlord, at any time after Tenant commits a default, may, but shall not be obligated to, cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord and shall bear interest at the rate of twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less, from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Amounts due Landlord hereunder shall be additional rent.

        22.    EMINENT DOMAIN

               If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payments, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance. Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this lease. Notwithstanding the foregoing, Tenant shall be entitled to any compensation for depreciation to and cost of removal of Tenant's equipment and fixtures and any compensation for its relocation expenses necessitated by such taking, but in each case only to the extent the condemning authority makes a separate award therefor or specifically identifies a portion of the award as being therefor. Each party waives the provisions of section 1265.130 of the California Code of Civil Procedure (which section allows either party to petition the Superior Court to terminate this lease in the event of a partial taking of the Premises).

               If any action or proceeding is commenced for such taking of the Premises or any portion thereof or of any other space in the Project, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof or of any other space in the Project, and Landlord shall decide to discontinue the use and operation of the Project or decide to demolish, alter or rebuild the Project, then Landlord shall have the right to terminate this lease by giving Tenant written notice thereof within sixty (60) days of the earlier of the date of Landlord's receipt of such notice of intention to condemn or the commencement of said action or proceeding. Such termination shall be effective as of the last day of the calendar month next following the month in which such notice is given or the date on which title shall vest in the condemnor, whichever occurs first.

               In the event of a partial taking, or conveyance in lieu thereof, of the Premises and fifty percent (50%) or more of the number of square feet in the Premises are taken then Tenant may terminate this lease. Any election by Tenant to so terminate shall be by written notice given to Landlord within sixty
(60) days from the date of such taking or conveyance and shall be effective on the last day of the calendar month next following the month in which such notice is given or the date on which title shall vest in the condemnor, whichever occurs first.

               If a portion of the Premises is taken by power of eminent domain or conveyance in lieu thereof and neither

Landlord nor Tenant terminates this lease as provided above, then this lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed and all payments of rent shall be apportioned as of the date of such taking or conveyance so that thereafter the amounts to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken bears to the total area of the Premises prior to such taking.

        23.    NOTICE AND COVENANT TO SURRENDER

               On the last day of the term or on the effective date of any earlier termination, Tenant shall surrender to Landlord the Premises in its condition existing as of the commencement of the term (except for ordinary wear and tear, casualty damage, condemnation, Hazardous Materials not introduced to, in, on, under or about the Premises by Tenant or Tenant's employees, agents, contractors or invitees and alterations Tenant is not required to remove) and, except as otherwise provided pursuant to the terms of Section 8 (and provided that Landlord has met all requirements imposed by Section 8 in order to require removal) of this lease, all of the improvements and alterations made to the Premises in their condition existing as of the date of completion of construction and/or installation (normal wear and tear, casualty damage, eminent domain, and Hazardous Materials not introduced to, in, on, under or about the Premises by Tenant or Tenant's employees, agents, contractors or invitees excepted) with all originally painted interior walls washed or repainted if marked or damaged, interior vinyl covered walls cleaned and repaired or replaced if marked or damaged, all carpets shampooed and cleaned, the air conditioning and heating system serviced and repaired by a reputable and licensed service firm (unless Landlord has elected to maintain such system pursuant to paragraph 9 of this lease) and all floors cleaned and waxed; all to the reasonable satisfaction of Landlord. On or prior to the last day of the term or the effective date of any earlier termination, Tenant shall remove all of Tenant's personal property and trade fixtures, together with improvements or alterations that Tenant is obligated to remove pursuant to the provisions of Section 8 of this lease, from the Premises, and all such property not removed shall be deemed abandoned. In addition, Landlord, at Landlord's option may require on or prior to the expiration or earlier termination of this lease, Tenant to remove, at Tenant's sole cost and expense, all or any part of any telephone or other communication cabling and wiring, computer cabling and wiring and any other cabling and wiring of any sort installed in the space above the suspended ceiling of the Premises or anywhere else in the Premises and shall promptly repair any damage to the suspended ceiling, lights, light fixtures, walls and any other part of the Premises resulting from such removal.

               If the Premises are not surrendered as required in this Section, Tenant shall indemnify Landlord against all loss, liability and expense (including but not limited to, attorney fees) resulting from the failure by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenants. It is agreed between Landlord and Tenant that the provisions of this Section shall survive termination of this lease.

        24.    TENANT'S QUITCLAIM

               At the expiration or earlier termination of this lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required to remove the cloud or encumbrance created by this lease from the real property of which the Premises are a part. This obligation shall survive said expiration or termination.

        25.    HOLDING OVER

               Any holding over after the expiration or termination of this lease with the written consent of Landlord shall be construed to be a tenancy from month to month at the monthly rent, as adjusted, in effect on the date of such expiration or termination. All provisions of this lease, except those pertaining to the term and any option to extend, shall apply to the month to month tenancy. The provisions of this Section are in addition to, and do not affect, Landlord's right of reentry or other rights hereunder or provided by law.

               If Tenant shall retain possession of the Premises or any part thereof without Landlord's consent following the expiration or sooner termination of this lease for any reason, then Tenant shall pay to Landlord for each day of such retention 150% the amount of the daily rental in effect during the last month prior to the date of such expiration or termination. Tenant shall also indemnify and hold Landlord harmless from any loss, liability and expense (including, but not limited to, attorneys fees) resulting from delay by Tenant in surrendering the Premises, including without limitation any claims made by any succeeding tenant founded on such delay. Acceptance of rent by Landlord following expiration or termination shall not constitute a renewal of this lease, and nothing contained in this Section shall waive Landlord's right of re-entry or any other right. Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any rent from Tenant, while Tenant is holding over without Landlord's written consent.

        26.    SUBORDINATION

               In the event Landlord's title or leasehold interest is now or hereafter encumbered in order to secure a loan to Landlord, Tenant shall, at the request of Landlord or the lender, execute in writing an agreement subordinating its rights under this lease to the lien of such encumbrance, provided, however, that this Lease shall not be subordinate to any such lender's encumbrance unless and until such lender and Tenant execute a subordination, non-disturbance and recognition agreement in form reasonably satisfactory to Tenant or, if so requested, agreeing that the lien of lender's encumbrance shall be or remain subject and subordinate to the rights of Tenant under this lease. Notwithstanding any such subordination, Tenant's possession under this lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all amounts due hereunder and otherwise observe and perform all provisions of this lease. In addition, if in connection with any such loan the lender shall request reasonable modifications of this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereof, provided that (i) such requests are required by an institutional lender who holds or will hold a first deed of trust on the Project and are customarily required by institutional lenders in comparable transactions, (ii) Tenant is reimbursed for any legal expenses reasonably incurred by Tenant in connection with making such changes, and (iii) such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder. In the event of a default by Landlord under any loan to which Tenant has agreed to subordinate, and the lender is threatening to take or is taking action that could impair Tenant's rights under this lease, Landlord agrees not to object to Tenant acquiring the rights of such lender with respect to such loan so long as Tenant's default under this Lease has not caused Landlord's loan default.

               Tenant has reviewed and approved the form of Subordination Non-Disturbance and Attornment Agreement received from Guaranty Federal Bank attached hereto as Exhibit G and agrees to execute such agreement in substantially the form attached in connection with a construction loan to be provided by Guaranty Federal Bank.

        27.    CERTIFICATE OF ESTOPPEL

               Each party shall, within ten (10) calendar days after receipt of written request therefor, execute and deliver to the other party, in recordable form, a certificate stating that the lease is unmodified and in full force and effect, or in full force and effect as modified and stating the modifications. The certificate shall also state the amount of the monthly rent, the date to which monthly rent has been paid in advance, the amount of the security deposit and/or prepaid monthly rent, and, such other statements of fact (to the extent true) as the requesting party's lender may reasonably request. Failure to deliver such certificate within such time shall constitute a conclusive acknowledgment by the party failing to deliver the certificate that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. Any such certificate requested by Landlord may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or Project. Further, within five (5) calendar days following written request made from time to time by Landlord, Tenant shall furnish to Landlord a copy of Tenant's last publicly issued financial statements.

        28.    SALE BY LANDLORD

               In the event the original Landlord hereunder, or any successor owner of the Project or Premises, shall sell or convey the Project or Premises and any such successor owner shall assume Landlord's obligations under this lease, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this lease assumed by the transferee and accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner and to look solely to such new owner for performance of any and all such liabilities and obligations. Tenant is relying on Landlord's development expertise in entering into this lease and Landlord shall not sell this Project prior to substantial completion of the work to be performed by Landlord in Exhibits C and D to this lease, without Tenant's consent which shall not be unreasonably withheld or delayed, except to (i) an affiliate of Landlord or an entity controlled by Birk S. McCandless, or (ii) to a developer with the development experience necessary to complete the Improvements as required in Exhibits C and D approved by Tenant, which approval shall not be unreasonably withheld or delayed.

        29.    ATTORNMENT TO LENDER OR THIRD PARTY

               In the event the interest of Landlord in the land and buildings in which the Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by a lender or any other third party through judicial foreclosure or by exercise of a power of sale at private trustee's foreclosure sale, Tenant hereby agrees to release Landlord of any obligation arising on or after any such foreclosure sale and to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this lease.

        30.    DEFAULT BY LANDLORD

               Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

               If Landlord is in default of this lease, Tenant may cure such default and/or institute suit against Landlord in a court of competent jurisdiction for such relief or remedy as may be available at law or in equity, but Tenant shall have no right to offset any sums expended by Tenant as a result of Landlord's default against future rent and other sums due and payable pursuant to this lease. If Landlord is in default of this lease, and as a consequence Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Project of which the Premises are a part, and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Project of which the Premises are a part (including insurance proceeds). Neither Landlord nor any of the partners comprising the partnership designated as Landlord shall be personally liable for any deficiency.


        31.    CONSTRUCTION CHANGES

               It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises and/or the improvements constructed or being constructed therein, and no such changes or any changes in plans for any other portions of the Project, shall affect this lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant; provided, however, Landlord shall not make such changes after the plans for the Shell Improvements have been approved by Tenant without Tenant's consent (not to be unreasonably withheld or delayed), if such changes would (i) materially and adversely affect the quality, function and appearance of the building and the building components (to the extent that appearance is a reasonable consideration with the component in question), or the useable area, or (ii) increase the cost of construction of the Tenant Improvements (unless Landlord is willing to pay for such additional costs).

        32.    MEASUREMENT OF PREMISES

               Landlord and Tenant hereby agree that the rentable square footage of the Premises is approximate only, is based on the Plans for the Shell Improvements attached hereto as Exhibit C, and the rentable square footage of the Premises for purposes of this lease is two hundred seven thousand six hundred fifty (207,650) square feet. Landlord and Tenant agree that there shall not be any adjustment in basic rent or common area charges or other amounts payable hereunder by reason of inaccuracies in such measurement. Landlord and Tenant agree that such measurement is not determined in accordance with BOMA Standards for calculating rentable square footage and such standard shall not apply to the foregoing measurement for purposes of this lease.

        33.    ATTORNEY FEES

               If either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party all expenses of litigation, including, without limitation, travel expenses, attorney fees, expert witness fees, trial and appellate court costs, and deposition and transcript expenses. If either party becomes a party to any litigation concerning this lease, or concerning the Premises or the Project, by reason of any act or omission of the other party or its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to the other party for all expenses of litigation, including, without limitation, travel expenses, attorney fees, expert witness fees, trial and appellate court costs, and deposition and transcript expenses.

        34.    SURRENDER

               The voluntary or other surrender of this lease or the Premises by Tenant, or a mutual cancellation of this lease, shall not work a merger, and at the option of Landlord shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

        35.    WAIVER

               No delay or omission in the exercise of any right or remedy on any default shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent or other payments shall not constitute a waiver of any other default and acceptance of partial payments shall not be construed as a waiver of the balance of such payment due. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this lease (except that Landlord's termination of Tenant's right to possession of the Premises shall constitute a termination of this lease). Consent to or approval of any act requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent act. Any waiver of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this lease.

        36.    EASEMENTS; AIRSPACE RIGHTS

               Landlord reserves the right to alter the boundaries of the Project and grant easements and dedicate for public use portions of the Project without Tenant's consent, provided that no such grant or dedication shall interfere with Tenant's use of the Premises or otherwise cause Tenant to incur cost or expense. From time to time, and upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord, in accordance with Landlord's instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant's covenants hereunder.

               This lease confers no rights either with regard to the subsurface of or airspace above the land on which the Project is located or with regard to airspace above the building of which the Premises are a part. Tenant agrees that no diminution or shutting off of light or view by a structure which is or may be erected (whether or not by Landlord) on property adjacent to the building of which the Premises are a part or to property adjacent thereto, shall in any way affect this lease, or entitle Tenant to any reduction of rent, or result in any liability of Landlord to Tenant.

        37.    RULES AND REGULATIONS

               Landlord shall have the right from time to time to promulgate reasonable rules and regulations for the safety, care and cleanliness of the Project (excluding the Premises) and the Common Area, or for the preservation of good order, provided that such rules and regulations do not materially and adversely affect Tenant's use or occupancy of the Premises. On delivery of a copy of such rules and regulations to Tenant, Tenant shall comply with the rules and regulations, and a violation of any of them shall constitute a default by Tenant under this lease. If there is a conflict between the rules and regulations and any of the provisions of this lease, the provisions of this lease shall prevail. Such rules and regulations may be amended by Landlord from time to time; provided such rules and regulations do not materially and adversely affect Tenant's use or occupancy of the Premises.

        38.    NOTICES

               Except for legal process which may also be served as provided by law or as provided herein, all notices, demands, requests, consents and other communications ("Notices") which may be given or are required to be given by either party to the other shall be in writing and shall be deemed given to and received by the party intended to receive such Notice (i) when hand delivered,
(ii) on the date on which the United States Post Office certifies delivery or refusal to accept delivery if such Notice shall have been deposited, postage prepaid, to the United States Mail, certified return receipt requested, properly addressed to the address specified herein, or (iii) date of delivery if sent to the address specified herein by reputable overnight courier (e.g. Federal Express or other comparable service), as evidenced by such courier's records.

        Prior to the commencement date, all such Notices from Landlord to Tenant shall be served or addressed to Tenant at c/o Informix Software, Inc., 4100 Bohannon Drive, Menlo Park, California 94025, Attention: Mr. Clive Merredew. On or after the commencement date all such Notices from Landlord to Tenant shall be addressed to Tenant at the Premises.

        All such Notices by Tenant to Landlord shall be sent to Landlord at its offices at 3945 Freedom Circle, Suite 640, Santa Clara, California 95054.

        Either party may change its address by notifying the other of such change.

        39.    NAME

               Tenant shall not use the name of the Project for any purpose, other than as the address of the business conducted by Tenant in the Premises, without the prior written consent of Landlord.

        40.    GOVERNING LAW; SEVERABILITY

               This lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this lease shall be held or rendered invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

        41.    DEFINITIONS

               As used in this lease, the following words and phrases shall have the following meanings:

               AUTHORIZED REPRESENTATIVE: any officer, agent, employee or independent contractor retained or employed by either party, acting within authority given him by that party.

               ENCUMBRANCE: any deed of trust, mortgage or other written security device or agreement affecting the Premises or the Project that constitutes security for the payment of a debt or performance of an obligation, and the note or obligation secured by such deed of trust, mortgage or other written security device or agreement.

               LEASE MONTH: the period of time determined by reference to the day of the month in which the term commences and continuing to one day short of the same numbered day in the next succeeding month; e.g., the tenth day of one month to and including the ninth day in the next succeeding month.

               LENDER: the beneficiary, mortgagee or other holder of an encumbrance, as defined above.

               LIEN: a charge imposed on the Premises by someone other than Landlord, by which the Premises are made security for the performance of an act. Most of the liens referred to in this lease are mechanic's liens.

               MAINTENANCE: repairs, replacement, repainting, cleaning and other ordinary maintenance.

               MONTHLY RENT: the sum of the monthly payments of basic rent and common area charges.

               PERSON: one or more human beings, or legal entities or other artificial persons, including, without limitation, partnerships, corporations, trusts, estates, associations and any combination of human being and legal entities.

               PROVISION: any term, agreement, covenant, condition, clause, qualification, restriction, reservation or other stipulation in the lease that defines or otherwise controls, establishes or limits the performance required or permitted by either party.

               RENT: basic rent, common area charges, additional rent, and all other amounts payable by Tenant to Landlord required by this lease or arising by subsequent actions of the parties made pursuant to this lease.

        Words used in any gender include other genders. If there be more than one Tenant, the obligations of Tenant hereunder are joint and several. All provisions whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions. The Section headings are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

        42.    TIME

               Time is of the essence of this lease and of each and all of its provisions.

        43.    INTEREST ON PAST DUE OBLIGATIONS; LATE CHARGE



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

               Any amount due from Tenant to Landlord hereunder which is not paid within three (3) days after the date on which Tenant receives written notice from Landlord that such amount is past due shall bear interest at the rate of ten percent (10%) per annum from the date due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this lease. In addition, Tenant acknowledges that late payment by Tenant to Landlord of basic rent or common area charges or of any other amount due Landlord from Tenant, will cause Landlord to incur costs not contemplated by this lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord, e.g., by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any such payment due from Tenant is not received by Landlord within five (5) days after the date such amount is due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue payment as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord. No notice to Tenant of failure to pay shall be required prior to the imposition of such interest and/or late charge, and any notice period provided for in Section 20 shall not affect the imposition of such interest and/or late charge. Any interest and late charge imposed pursuant to this Section shall be and constitute additional rent payable by Tenant to Landlord.

        44.    ENTIRE AGREEMENT

               This lease, including any exhibits and attachments, constitutes the entire agreement between Landlord and Tenant relative to the Premises and this lease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves or



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their agents or representatives relative to the leasing of the Premises are merged in or revoked by this lease.

        45.    CORPORATE AUTHORITY

               Each individual executing this lease on behalf of the corporation represents and warrants that he is duly authorized to execute and deliver this lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation and that this lease is binding upon said corporation in accordance with its terms. Tenant shall deliver to Landlord, within ten (10) days of the execution of this lease, a copy of the resolution of the Board of Directors of Tenant authorizing the execution of this lease and naming the officers that are authorized to execute this lease on behalf of Tenant, which copy shall be certified by Tenant's secretary as correct and in full force and effect.

        46.    RECORDING

               Neither Landlord nor Tenant shall record this lease or a short form memorandum hereof without the consent of the other. Notwithstanding any provision to the contrary in this lease, Landlord shall consent to the recording of a short form memorandum making specific reference to the term, option to extend, and right of offer to purchase contained in this lease, and Landlord shall execute and acknowledge such short form memorandum if requested to do so by Tenant. Upon acquisition of title to the Land by Landlord, the memorandum of lease shall be recorded prior to the recording of any deed of trust or other encumbrance against the Land, the Project, the Premises, or any part thereof.

        47.    REAL ESTATE BROKERS

               Each party represents and warrants to the other party that it has not had dealings in any manner with any real estate broker, finder or other person with respect to the Premises and the negotiation and execution of this lease except Cushman & Wakefield of California, Inc. ("Cushman") and Wayne Mascia & Associates ("Wayne Mascia"). Except for the commissions and fees to be paid to Cushman and Wayne Mascia as provided in this Section, each party shall indemnify and hold harmless the other party from all damage, loss, liability and expense (including attorneys' fees and related costs) arising out of or resulting



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from any claims for commissions or fees that have been or may be asserted against the other party by any broker, finder or other person with whom Tenant or Landlord, respectively, has dealt, or purportedly has dealt, in connection with the Premises and the negotiation and execution of this lease. Landlord shall pay broker leasing commissions to Cushman and to Wayne Mascia in connection with the Premises and the negotiation and execution of this lease, to the extent agreed to by separate written agreements between Landlord and Cushman and between Landlord and Wayne Mascia. Landlord and Tenant agree that Landlord shall not be obligated to pay any broker leasing commissions, consulting fees, finder fees or any other fees or commissions arising out of or relating to any extended term of this lease or to any expansion or relocation of the Premises at any time.

        48.    EXHIBITS AND ATTACHMENTS

               All exhibits and attachments to this lease are a part hereof.

        49.    ENVIRONMENTAL MATTERS

               A.     TENANT'S COVENANTS REGARDING HAZARDOUS MATERIALS.

                      (1) HAZARDOUS MATERIALS HANDLING. Except for reasonable quantities of ordinary office supplies and janitorial supplies, Tenant, its agents, invitees, employees, contractors, sublessees, assigns and/or successors shall not use, store, dispose, release or otherwise cause to be present or permit the use, storage, disposal, release or presence of Hazardous Materials (as defined below) in, on or about the Premises or Project. As used herein "Hazardous Materials" shall mean any petroleum or petroleum by-products, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste and any "hazardous substance", "hazardous waste", "hazardous materials", "toxic substance" or "toxic waste" as those terms are defined under the provisions of the California Health and Safety Code and/or the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
section 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. section 9601 et seq.), or any other hazardous or toxic substance, material or waste which is or becomes regulated by




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any local governmental authority, the State of California or any agency thereof, or the United States Government or any agency thereof.

                      (2) NOTICES. Tenant shall immediately notify Landlord in writing of: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any law, regulation or ordinance relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any Hazardous Materials (collectively "Hazardous Materials Laws"); (ii) any claim made or threatened by any person against Tenant, the Premises, Project or buildings within the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or removed from the Premises, Project or buildings within the Project, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, Project or buildings within the Project or Tenant's use thereof. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed by Tenant or at Tenant's request from the Premises.

               B. INDEMNIFICATION OF LANDLORD. Tenant shall indemnify, defend (by counsel acceptable to Landlord), protect, and hold Landlord, and each of Landlord's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) for death of or injury to any person or damage to any property whatsoever (including water tables and atmosphere), to the extent arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, on, under or about the Premises, Project or buildings within the Project or discharge in or from the Premises, Project or buildings within the Project of any Hazardous Materials caused by Tenant, (ii)



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Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, Project or buildings within the Project, or (iii) with respect to the use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, Project or buildings within the Project by Tenant or Tenant's employees, agents, contractors or invitees, Tenant's failure to comply with any Hazardous Materials Laws whether knowingly, unknowingly, intentionally or unintentionally. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, Project or buildings within the Project, and the preparation and implementation of any closure, remedial action or other required plans in connection with the use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, Project or buildings within the Project, by Tenant or Tenant's employees, agents, contractors or invitees in violation of the provisions of this Section 49 of this lease or in violation of applicable environmental laws. In addition, Tenant shall reimburse Landlord for (i) losses in or reductions to rental income resulting from Tenant's use, storage or disposal of Hazardous Materials, (ii) all costs of refitting or other alterations to the Premises, Project or buildings within the Project required as a result of Tenant's use, storage, or disposal of Hazardous Materials including, without limitation, alterations required to accommodate an alternate use of the Premises, Project or buildings within the Project, and (iii) any diminution in the fair market value of the Premises, Project or buildings within the Project caused by Tenant's use, storage, or disposal of Hazardous Materials. For purposes of this Section 49, any acts or omissions of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

               C. SURVIVAL. The provisions of this Section 49 shall survive the expiration or earlier termination of the term of this lease.



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

               D. LANDLORD'S REPRESENTATION. Landlord represents and warrants to Tenant that, to its actual knowledge, without duly of inquiry or investigation, Landlord is not aware of any contamination of the Project by Hazardous Materials at levels which would, under applicable law, require investigation or remediation, and that Landlord has delivered to Tenant copies of all environmental site assessments in its possession and control made with respect to the Project.

        50.    SIGNAGE

               Tenant shall not, without obtaining the prior written consent of Landlord, install or attach any sign or advertising material on any part of the outside of the Premises, or on any part of the inside of the Premises which is visible from the outside of the Premises, or in the halls, lobbies, windows or elevators of the building in which the Premises are located or on or about any other portion of the Common Area or Project, except that Tenant shall be allowed a monument sign and building signage acceptable to Landlord in Landlord's reasonable discretion (including without limitation size, type, color and location) and compliance with the requirements specified below. If Landlord consents to the installation of any sign or other advertising material, the location, size, design, color and other physical aspects thereof shall be subject to Landlord's prior written approval and shall be in accordance with any sign program applicable to the Project. In addition to any other requirements of this Section 50, the installation of any sign or other advertising material by or for Tenant must obtain a permit and comply with all applicable laws, statutes, requirements, rules, ordinances and any C.C. & R.'s or other similar requirements. With respect to any permitted sign installed by or for Tenant, Tenant shall maintain such sign or other advertising material in good condition and repair and shall remove such sign or other advertising material on the expiration or earlier termination of the term of this lease. The cost of any permitted sign or advertising material and all costs associated with the installation, maintenance and removal thereof shall be paid for solely by Tenant. If Tenant fails to properly maintain or remove any permitted sign or other advertising material, Landlord may do so at Tenant's expense. Any cost incurred by Landlord in connection with such maintenance or removal shall be deemed additional rent and shall be paid by Tenant to Landlord within ten (10) days following notice from Landlord.



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Landlord may remove any unpermitted sign or advertising material without notice to Tenant and the cost of such removal shall be additional rent and shall be paid by Tenant within ten (10) days following notice from Landlord. Landlord shall not be liable to Tenant for any damage, loss or expense resulting from Landlord's removal of any sign or advertising material in accordance with this
Section 50. The provisions of this Section 50 shall survive the expiration or earlier termination of this lease. Notwithstanding the foregoing, Tenant shall have the right to install two signs on the building in accordance with the sign plans attached hereto as Exhibit E, subject to applicable laws. The foregoing sign approval shall apply to the original Tenant and to any subtenant or assignee of the original Tenant which becomes a subtenant or assignee through an "exempt transaction" as described in Section 19 hereof and to any subtenant or assignee permitted under this Lease which occupies at least 100,000 square feet of the Premises, provided that the total number of signs so pre-approved is limited to two (2) and both signs shall be for the same entity (one (1) name only).

        51.    SUBMISSION OF LEASE

               The submission of this lease to Tenant for examination or signature by Tenant is not an offer to lease the Premises to Tenant, nor an agreement by Landlord to reserve the Premises for Tenant. Landlord will not be bound to Tenant until this lease has been duly executed and delivered by both Landlord and Tenant.

        52.    IMPROVEMENTS

               (a) The "Shell Improvements" (as defined in Exhibit C) shall be constructed and installed in accordance with the plans and specifications, and other terms and conditions, set forth in Exhibit C to this lease, which is incorporated herein and made a part hereof by this reference. The improvements shall be constructed and installed at the expense of Landlord and/or Tenant as set forth in Exhibit C to this lease and in each case shall be performed in a diligent and workmanlike manner.

               (b) The "Tenant Improvements" (as defined in Exhibit D shall be constructed and installed in accordance with the plans and specifications, and other terms and conditions, set



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forth in Exhibit D to this lease, which is incorporated herein and made a part hereof by this reference. The improvements shall be constructed and installed at the expense of Landlord and/or Tenant as set forth in Exhibit D to this lease and in each case shall be performed in a diligent and workmanlike manner. 53. ADDITIONAL RENT

               All costs, charges, fees, penalties, interest and any other payments (including Tenant's reimbursement to Landlord of costs incurred by Landlord) which Tenant is required to make to Landlord pursuant to the terms and conditions of this lease and any amendments to this lease shall be and constitute additional rent payable by Tenant to Landlord when due as specified in this lease and any amendments to this lease.

        54.    EARLY ACCESS

               Tenant shall have access to the Premises prior to the commencement of the term, but only for purposes of installing Tenant's furniture, fixtures and equipment. Such access shall be provided to Tenant on a floor-by-floor basis when such floors have been sufficiently completed to allow such access without interfering with Landlord's work under Exhibits C and D. Tenant's access to the Premises pursuant to this Section shall be subject to all the terms and conditions of this lease, including the insurance obligations specified in Section 11. Prior to Landlord granting Tenant such access to the Premises, Tenant shall provide Landlord with proof that Tenant has satisfied said insurance requirements. Further, Tenant shall cooperate with Landlord and Landlord's contractors to minimize any interference with construction of the Shell Improvements and the Tenant Improvements and Tenant's right to such access may be terminated by Landlord if such access by Tenant unreasonably interferes with Landlord's construction of such Improvements. Such access to the Premises for the purposes stated herein shall not accelerate the commencement or termination dates of this lease specified in Section 2(a) hereof and Tenant shall not be obligated to pay basic rent or common area charges until the commencement of the term.

        55.    TENANT ACCESS DURING TERM



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               Tenant shall be permitted access to the Premises, the building and the parking structure at all times (24 hours per day, 7 days per weeks, 52 weeks per year).

        56.    OPTION TO EXTEND TERM

               Landlord grants to Tenant the option to extend the term for one period of ten (10) years (the "Extended Term") following the expiration of the initial term set forth in Section 2 ("Initial Term") under all the provisions of this lease except for the amount of the basic rent. The basic rent for the Extended Term shall be adjusted to the then prevailing market rent; provided that in no event shall the basic rent for the Extended Term be less than the basic rent in effect at the expiration of the Initial Term. This option is further subject to the following terms and conditions:

               (a) Tenant must deliver its irrevocable written notice of Tenant's exercise of this option to Landlord not less than eighteen (18) Lease Months prior to the expiration of the Initial Term. Notwithstanding the date of exercise of this option by Tenant, Landlord shall not have the obligation to commence the process of determining the basic market rent for the Extended Term until the commencement of the twelve (12) month period immediately prior to the expiration of the Initial Term. Time is of the essence with respect to the time period during which Tenant must deliver to Landlord its written notice of exercise and, therefore, if Tenant fails to give Landlord its irrevocable written notice of its exercise of this option within the time period provided above then this option shall expire and be of no further force or effect.

               (b) The parties shall have ninety (90) days (the "Negotiation Period") from the date Landlord receives Tenant's notice of exercise in which to agree on the amount constituting the market rent. If Landlord and Tenant agree on the amount of the market rent, they shall immediately execute an amendment to this lease setting forth the expiration date of the Extended Term and the amount of the basic rent to be paid by Tenant during the Extended Term. If they cannot agree, the market rent shall be determined based upon an appraisal as specified in (c) below.

               (c) If it becomes necessary to determine the fair market rent for the Premises by appraisal, MAI appraiser(s),


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all of whom shall be licensed in the State of California and shall have at least ten (10) years experience in appraising commercial real estate of the same type and use and in the same geographic area as the Premises, shall be appointed and shall act in accordance with the following procedures:

                   (i) Within thirty (30) days after the end of the Negotiation Period, Landlord and Tenant shall agree upon an appraiser meeting the above qualifications and if they cannot so agree then each of them shall designate a qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the other party. If either party fails to select an appraiser within the thirty (30) day period, the appraiser selected by the other party shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser. If the two appraisers fail to select a third qualified appraiser within thirty (30) days of their selection, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

                   (ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the market rent for the Premises within thirty (30) days following his selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised market rate.
                   (iii) If multiple appraisers are selected, the appraisers shall meet not later than twenty (20) days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the market rent for the Premises as of the commencement date of the extended term by the agreement of at least two (2) of the appraisers.

                   (iv) If two (2) or more of the appraisers agree on the market rent for the Premises, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notifying both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the market rent for the Premises within thirty (30) days following appointment of the third, all appraisers shall submit to Landlord and Tenant an independent appraisal of the


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market rent for the Premises, in simple letter form within forty (40) days following appointment of the third appraiser. The parties shall then determine the market rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

                   (v) The appraisers' determination of market rent shall be based on the monthly rent (triple net) then obtained for ten (10) year leases of comparable terms for rental space (not less than 50,000 square feet) in comparable buildings without taking into account Tenant's specific use of the Premises or consideration of Tenant funding the initial construction of the Tenant Improvements but otherwise taking into account the terms of this lease and the condition of the Premises (and providing for periodic increases to market during the Extended Term if applicable).

                   (vi) If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one- half of the fees and expenses of the third appraiser.

               (d) Common area charges shall continue to be determined and payable as provided in Section 16 of this lease.

               (e) Tenant shall have no right to extend the term beyond the Extended Term. If Tenant is in default under this lease at the date of delivery of Tenant's notice of exercise to Landlord, then at Landlord's option such notice shall be of no effect and this lease shall expire at the end of the Initial Term; provided, however, (and without limiting any of Landlord's rights and remedies under this lease) this prohibition shall not apply to a non-monetary default that is not curable.

               (f) All rights granted to Tenant pursuant to this Section are personal to Tenant and may not be transferred or assigned, except pursuant to an assignment or sublease consented to by Landlord (or an assignment or sublease not requiring Landlord's consent) as provided in Section 19 of this lease.



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               (g) Notwithstanding anything in this Section to the contrary,
Tenant's exercise of this option shall be subject to Landlord's review and approval of Tenant's net worth, current ratio and working capital reserves, at the time Tenant exercises this option and notwithstanding Tenant's rights hereunder Landlord shall have no obligation to extend the term of this lease unless Tenant's financial condition at the time of exercise is reasonably acceptable to Landlord; provided, however, if Tenant's net worth determined in accordance with generally accepted accounting procedures (GAAP) at such time is equal to or exceeds Tenant's net worth as specified in Tenant's most recent financial statements prior to the date of execution of this lease, this subsection (g) shall be of no force or effect.

        57.    FIRST RIGHT TO PURCHASE

               Landlord hereby grants to Tenant the first right to purchase the Project, subject to the following terms and conditions:

               (a) If Landlord desires to sell the Project at any time during the initial lease term, Landlord shall notify Tenant in writing of the terms and conditions, including, but not limited to, price, under which Landlord will sell the Project to Tenant ("Offer").

               (b) Tenant shall have thirty (30) calendar days from the date the Offer is given to Tenant to deliver to Landlord its written unconditional and irrevocable acceptance of the Offer. In the event Tenant does not accept the Offer in writing within the specified 30-day period, Landlord shall thereafter be released from any further obligation to Tenant hereunder and shall be free to negotiate with any number of third parties and to sell (without further obligation to Tenant) the Project or any portion thereof upon any terms and conditions that Landlord and such third party may agree, subject to subsection
(c) below, and this first right to purchase shall be of no further force or effect; provided, however, if (i) the price to be offered to any such third party will be less than ninety percent (90%) of the price stated in the Offer, or (ii) there is a change to any material term which when added to the price reduction would effectively, in the aggregate, reduce the purchase price by more than ten percent (10%), Landlord shall first notify Tenant in writing ("Price



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Reduction Notice") of the reduced price and Tenant shall have ten (10) days after receipt of the Price Reduction Notice to deliver its written acceptance of the initial Offer at the reduced price and/or modified terms (all other terms remaining the same).

               (c) Notwithstanding subsection (b), if Landlord fails to enter into a binding agreement to sell the Project within two hundred seventy (270) days from the later of (i) the date of the Offer or (ii) the date of the Price Reduction Notice, then this first right to purchase shall again apply.

               (d) This first right to purchase shall be void and of no force and effect and shall confer no rights on Tenant during any period in which Tenant is in default under this lease; provided, however, (and without limiting any of Landlord's rights and remedies under this lease) this prohibition shall not apply to a non-monetary default that is not curable.

               (e) All rights granted to Tenant pursuant to this Section are personal to Tenant and may not be transferred or assigned except in connection with an exempt transaction (as defined in Section 19 herein). If Landlord after complying with the terms of this Section 57, sells the Premises or Project to a person or entity that is not affiliated with or related to Landlord, this first right to purchase shall lapse and be of no further force or effect.

        58.    LANDLORD'S RESTAURANT OPTION

               (a) Landlord shall have the right at any time within one hundred eighty (180) days after the date of lease execution to reduce the size of the Premises on the first floor of the building by up to approximately seven thousand (7,000) square feet as shown on Exhibit F-1 attached hereto for restaurant purposes and such space in the Common Area and located on the lower level to be used in conjunction with the Restaurant (e.g. storage and refrigerator purposes or other legally permissible uses) as shown on Exhibit F-2 attached hereto (collectively, the "Restaurant Space"). In addition, Tenant shall have the parking plan approval right described in Section 15 hereof. Any sign rights granted in connection with such restaurant shall be limited as follows: (i) no more than two (2) signs shall be placed on the exterior of the Premises, one



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designating the entry and one visible from Highway 101, and (ii) any such signs shall be no higher than the second (2nd) floor. In the event that Landlord exercises its option hereunder, the Restaurant Space shall be deleted from the Premises and the total rentable square footage of the Premises excluding the space on the lower level shall be adjusted accordingly, with corresponding adjustments to the basic rent and common area charges provisions to reflect the reduction in the rentable square footage of the Premises. For purposes of such reduction, only the first floor space shall be deemed rentable square footage, the lower level space which is otherwise Common Area is excluded. Gas, water and electricity provided to the Restaurant Space shall be separately metered and tenant occupying such space shall be responsible for all such utilities provided thereto.

               (b) If at any time during the initial term or any extended term of this Lease, the Restaurant Space is not used for restaurant purposes for a period of twelve (12) months (and no restaurant construction or other good-faith, productive activity designed to result in the use of the Restaurant Space for a restaurant is then occurring), then Tenant shall have the right (at any time, providing that such nonuse and inactivity are continuing and subject to the limitation set forth below) to notify Landlord that Tenant desires to recapture the portion of the Restaurant Space located on the first floor as part of the Premises (the "Recapture Space"). In such event, Landlord shall promptly return the Recapture Space to the shell condition required by Exhibit D hereto and deliver the Recapture Space to Tenant, at which time the Recapture Space shall once more become part of the Premises and shall be subject to the then-current terms and conditions of this Lease and the total rentable square footage of the Premises shall be adjusted accordingly, with corresponding adjustments to the basic rent and common area charges provisions to reflect the increase in the rentable square footage of the Premises. Landlord shall have the right at any time, but not the obligation, to ask Tenant in writing if Tenant desires to exercise such right. Within thirty (30) days thereafter, Tenant shall notify Landlord in writing whether or not Tenant desires to exercise its right of recapture. If Tenant responds in the affirmative, the procedure set forth above concerning restoration to shell condition and delivery to Tenant subject to the then-current terms and conditions of the Lease (and applicable adjustments to square footage, basic rent and common



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area charges provisions) shall be followed. If Tenant responds in the negative or fails to respond within such thirty (30)-day period, then Landlord shall have the right to lease the Recapture Space to third parties (other than direct competitors of Informix Corporation or Informix Software, Inc.) for general office use or other uses not inconsistent with Tenant's permitted use of the Premises and which is customarily found on the ground floor of class A office buildings. Landlord and Tenant shall proceed with respect to parking and signage for the Recapture Space as required herein with respect to Landlord's exercise of its option under Section 58(a). If Landlord fails to lease the Recapture Space within six (6) months after the earlier of (i) the date of Landlord's receipt of Tenant's negative response to Landlord's inquiry described above or
(ii) the date of expiration of Tenant's thirty (30)-day response period without Tenant's responding to such inquiry, or if the Recapture Space is leased but then becomes vacant again, Tenant shall have the right to exercise its right to recapture and the procedures set forth above shall be applicable.

               (c) All rights granted to Tenant pursuant to this Section are personal to Tenant and may not be transferred or assigned (except in connection with an "exempt transfer" under Section 19).

        59.    REASONABLENESS

               Except as limited elsewhere in this lease, whenever this lease requires Landlord or Tenant to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld or delayed.

        60.    LANDLORD'S REPRESENTATIONS

               Landlord represents and warrants to Tenant that (i) Landlord has the right to acquire the Land, and (ii) to Landlord's actual knowledge there are no discretionary governmental approvals or other third party approvals (other than financing) required to proceed with development of the Project as planned.

        61.    SIDEWALK EASEMENT



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               Tenant acknowledges and agrees that Landlord has granted to the adjacent project commonly known as McCandless Towers, Phase I, an easement across the common area of the Project for purposes of providing access to disabled persons in accordance with requirements of the Americans With Disabilities Act and Tenant agrees that such rights shall continue in full force and effect during the term of this lease and Tenant shall have no objection related thereto.

        62.    EASEMENT

               Landlord shall give Tenant reasonable easement rights for purposes of installing and maintaining cabling between the Premises and other properties which Tenant contemplates developing in the area. The location of the easement shall be in Landlord's sole discretion. The installation of such cabling shall be treated as an alteration and shall be subject to the provisions of section 8 of this lease, including the restoration obligations specified therein. Tenant shall be responsible for all costs associated with the installation, maintenance, repair and restoration related to such cabling and easement (including Landlord's attorneys fees) and shall indemnify and hold harmless Landlord from and against all damages, claims, loss, liability or expense arising out of or related to Tenant's use of such easement or activities in connection therewith.

        63.    MCCANDLESS FITNESS CENTER

               Landlord and Tenant acknowledge the existence of that certain Agreement for Use of McCandless Fitness Center dated January 8, 1986 ("Fitness Center Agreement") between McCandless Towers, Phase I and McCandless Towers, Phase II, which provides for tenants in the office building to be built on the Land (which would include the Premises) to have certain rights to use the Gym located in the McCandless Towers, Phase I office building (as defined in the Fitness Center Agreement). Notwithstanding any provision of the Fitness Center Agreement to the contrary, Landlord and Tenant agree that Tenant shall have no rights or obligations under the Fitness Center Agreement, Tenant shall have no right to use the Gym and Tenant shall not be charged (directly or indirectly) for any costs or expenses related thereto, including without limitation any costs and expenses of operating the Gym for which Landlord may be liable under the Fitness Center Agreement.



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        IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this lease on the date first above written.


Landlord:                                    Tenant:

BIRK S. MCCANDLESS, LLC,            INFORMIX CORPORATION,
a California limited                a Delaware corporation
liability company


By:_______________________          By:___________________________


Name:_____________________          Name:_________________________


Title:____________________          Title:________________________


Date:_____________________          Date:_________________________



                                    By:___________________________


                                    Name:_________________________


                                    Title:________________________


                                    Date:_________________________



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